                                                                  Exhibit 10.48
                                 June 5, 1996

Prime Retail, L.P.
100 East Pratt Street, 19th Floor
Baltimore, Maryland 21202

Attn: Mr. Michael Reschke

      Re: Commitment Letter dated May 24, 1996, as amended May 31, 1996, (the
          "Commitment Letter") between CS First Boston Mortgage Capital Corp. ("Lender") and Prime Retail, L.P. ("Borrower")

Ladies and Gentlemen:

     The undersigned, Nomura Asset Capital Corporation ("Nomura"), hereby agrees to provide the financing and otherwise perform the Lender's obligations described in the Commitment Letter upon the terms and conditions set forth therein.

      Please sign below to indicate your agreement to perform the Borrower's obligations described in the Commitment Letter upon the terms and conditions set forth therein; PROVIDED, HOWEVER, THAT (i) there shall be no investment advisory firm fee payable with respect to the Credit Facility described in the Commitment Letter, (ii) you will not be required to pay a repayment fee to Nomura under the existing revolving loan credit facility with Nomura to the extent such repayment is made to Nomura by application of proceeds of the loans described in the Commitment Letter pursuant to this letter and (iii) the fees that are otherwise due and payable to the Lender shall be paid at the closing of the Mortgage Loans, scheduled for July 1, 1996.

                                       Sincerely,

                                       NOMURA ASSET CAPITAL CORPORATION

                                       By:  /s/ Ethan Penner
                                          -------------------------------
                                       Title:    President
                                             ----------------------------

AGREED TO BY:

PRIME RETAIL, L.P.

By:  Prime Retail, Inc.,
     general partner

     By:  /s/ Michael W. Reschke
        --------------------------------
     Title:    Chairman
           -----------------------------

                               [LOGO]








                            May 24, 1996




Prime Retail, L.P.
100 East Pratt Street, 19th floor
Baltimore, Maryland 21202
Attention: Mr. Michael Reschke

         Re: 1. Mortgage Loans and Mezzanine Financing and Preferred Equity on
                Thirteen Factory Outlet Centers and 2. Secured Credit Facility

Ladies and Gentlemen:

         We are pleased to advise you that we, or an entity affiliated with us or acting on our behalf (the "LENDER"), agree (i) to make a mortgage loan (the "LOAN") to Borrowers (as hereinafter defined) secured by the Mortgaged Premises (as hereinafter defined) and other collateral, (ii) to make available certain mezzanine financing (the "MEZZANINE LOAN") to Borrowers,
(iii) under certain circumstances described herein to make available certain additional financing to Borrowers or an Affiliate thereof (such financing, the "PREFERRED EQUITY") and (iv) to make a secured line of credit facility (the "CREDIT FACILITY") available to Prime Retail, L.P. ("PRIME RETAIL"), in each case on the terms, and subject to the conditions, hereinafter set forth:

                                    -2-                           May 24, 1996



                      A.     MORTGAGE LOAN TERMS

1.  SECURITIZATION.

    (a) It is intended that the Loan will be assigned to a trust to be formed by an affiliate of Lender, as depositor, (the "TRUST") which will issue one or more classes of mortgage pass-through certificates (the "SENIOR CERTIFICATES") which will be rated "BBB-" (or its equivalent) or higher ("INVESTMENT GRADE") by one, or, if the parties hereto both agree, two, of the following: Standard & Poor's Rating Group, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Services, Inc., Fitch Investors Services, L.P. ("FITCH") and Duff & Phelps Credit Rating Co. (collectively, the "RATING AGENCIES"). The Senior Certificates will represent beneficial ownership interests in the Loan and certain other assets of the Trust.

    (b) It is also intended that the Mezzanine Loan will be assigned to the Trust or another trust to be formed by an affiliate of Lender, as depositor, and such trust will issue mortgage pass-through certificates (the "JUNIOR CERTIFICATES," and, together with the Senior Certificates, the "CERTIFICATES") which will be rated "BB" (or its equivalent) or higher (the "MINIMUM RATING") by one, or, if the parties hereto both agree, two, of the Rating Agencies and will represent beneficial interests in the Mezzanine Loan and certain other assets of such trust. It is anticipated that the Senior Certificates will be offered to investors in a Rule 144A offering and/or other private placement and that the Junior Certificates will be purchased by Prime Retail or an affiliate of Prime Retail.

    (c) It is further anticipated that Preferred Equity may be issued by Borrowers or an affiliate thereof and purchased by Lender under the terms and conditions set forth herein.

    (d) CS First Boston Corporation or an affiliate will be the sole placement agent for the offerings of the Certificates and the Preferred Equity.

    (e) The parties intend that the date of issuance of the Certificates, and if applicable, the Preferred Equity (such issuances, the "SECURITIZATION," and such date, the "SECURITIZATION CLOSING DATE") shall be not later than September 30, 1996. Both parties agree to cooperate in good faith to achieve such timing; provided that the foregoing shall not be construed to limit Lender's terms and conditions or approval rights hereunder.

                                       -3-                         May 24, 1996

    (f) In the event that the Securitization does not occur by September 30, 1996, notwithstanding any other provision of this Commitment, the per annum interest rate on the Mezzanine Loan shall be increased to LIBOR (as hereinafter defined) plus 5.20%, commencing on October 1, 1996. Notwithstanding the foregoing, the interest rate on the Mezzanine Loan shall be increased to such rate prior to October 1, 1996 under the circumstances set forth in Paragraph 19 of this Part A. In the event that the Securitization does not occur by the date that is six months after the Closing Date (as hereinafter defined) of the Loan and Mezzanine Loan (the "SIX MONTH DATE"), except as otherwise provided in the following sentence, notwithstanding any other provision of this Commitment, at any time after the Six Month Date Lender shall have the right to notify Borrower demanding repayment of the Loan and Mezzanine Loan on the date that is six months from the date of such notice (the "NOTICE DUE DATE"), and Borrower shall be required to repay the Loan and Mezzanine Loan on the Notice Due Date. Notwithstanding the foregoing, Lender may give a Termination Notice (as defined in Paragraph 19 of this Part A) prior to the Six Month Date, in which event Borrower shall be required to repay the Loan and Mezzanine Loan one year thereafter; and if at any time on or after the Six Month Date Lender has not yet given notice under this clause (f), and Borrower refuses to enter into a Construction Related Amendment pursuant to Paragraph 19 of this Part A, any notice to Borrower to repay the Loan and Mezzanine Loan given under this clause (f) by Lender shall be deemed to constitute a Termination Notice and shall comply with the provisions of Paragraph 19 of this Part A with respect to Termination Notices.

    (g) Notwithstanding any other provision of this Commitment, Borrowers shall have the right to prepay the Loan or Mezzanine Loan without payment of a prepayment fee at any time prior to the Securitization Closing Date; provided that (i) prepayment of the Loan may not be made unless the Mezzanine Loan is also prepaid (provided, however, that Borrower shall have the right to prepay the Mezzanine Loan without prepaying the
         Loan), (ii) each of the Loan and the Mezzanine Loan may be prepaid in whole only and (iii) Borrowers pay all other amounts due to Lender under the Loan, the Mezzanine Loan and this Commitment.

2. PRINCIPAL AMOUNT. The aggregate initial principal amount of the Loan (net of the amount in the Expansion Escrow (as hereinafter defined)) (such net amount of the Loan, the "NET LOAN") shall be $226,500,000 (the "ANTICIPATED SENIOR SIZE"). The actual principal amount of the Net Loan will be determined (or if pricing of the Certificates occurs after the origination of the Loan, adjusted) at the time of the initial pricing of the Certificates to equal the principal amount of Senior Certificates which

                                     -4-                           May 24, 1996

    may be issued with an Investment Grade rating by each of the Selected Rating Agencies under the Selected Structure (as such terms are hereinafter defined).

3. LOAN COMPONENTS. Each class of Senior Certificates will represent a particular rating level. The initial principal amount of the Loan will be divided into two or more components (collectively "COMPONENTS," and each individually a "COMPONENT"), each of which will correspond to a class of the Senior Certificates, and will have the same principal amount and payment terms as its corresponding Senior Certificate class. If origination of the Loan occurs prior to pricing of the Senior Certificates, Lender will determine the amounts of the Components based on its best estimate of the final Senior Certificates, and such amounts will be adjusted at the time of the initial pricing of the Certificates to equal the initial principal amount of the corresponding class of Senior Certificates.

4.  INTEREST RATE.

    (a) The initial weighted average interest rate per annum on the Loan will equal the London Interbank offered rate for thirty (30) day deposits in U.S. dollars ("LIBOR") plus a margin equal to one and twenty four one hundredths percent (1.24%) (the "ANTICIPATED MARGIN") plus seven one hundredths percent (.07%), which represents the anticipated per annum fees payable to the trustee and servicer for the Senior Certificates (the "ANTICIPATED SERVICING FEE RATE"). LIBOR shall be determined by Lender on the basis of Telerate Page 3750, or if at any time LIBOR cannot be determined from Telerate Page 3750, on the basis of standard backup methods for LIBOR determination.

         The interest rate for each Component will be set at the time of the initial pricing of the Senior Certificates to equal LIBOR plus the margin on the corresponding class of Senior Certificates plus the per annum fees payable to the trustee and servicer for the Senior Certificates (the per annum amount of such fees, the "SERVICING FEE RATE"). Interest on the Loan and each Component thereof will be calculated based on the actual number of days in each interest accrual period and a three hundred sixty (360) day year. The interest accrual period for the Loan will be the period from each payment date to the day preceding the next payment date. LIBOR for each interest accrual period will be determined as described in the preceding paragraph on the second London banking day preceding the commencement of such interest accrual period.

         The interest rate on the Loan (the "INTEREST RATE") will at all times equal the weighted average of the interest rates on the Components; provided, however that prior to the Securitization Closing Date the per annum interest rate on the Loan shall at all times equal LIBOR plus 1.31%.

                                        -5-                        May 24, 1996

    (b) From and after the Increased Amortization Date (as hereinafter defined), the per annum margin over LIBOR at which interest accrues on each component will be increased by two percent (2%) (the per annum interest rate on each Component, as increased by such increase in margin, the "INCREASED COMPONENT RATE" and the weighted average of the Increased Component Rates, the "INCREASED INTEREST RATE").

    (c) The "INCREASED AMORTIZATION DATE" is the date that is seven years from first payment date after the Closing Date; provided that the Increased Amortization Date will be adjusted at the time of pricing of the Senior Certificates to be the date that is seven years from the first payment date after the Securitization Closing Date.

5. TERM. The Loan shall initially have a term of thirty (30) years, subject to clause (f) of Paragraph 1 of this Part A. The term of the Loan shall be adjusted at the time of pricing of the Certificates to be 30 years from the Securitization Closing Date.

6. PAYMENTS. Borrower shall make monthly payments under the Loan on account of interest and principal monthly in arrears on the eleventh day of each month, or if such eleventh day is not a business day, on the next business day, as follows:

    (a) From the Closing Date to the Securitization Closing Date a variable amount equal to interest at the Interest Rate (or if applicable, the Increased Interest Rate) in effect from time to time.

    (b) From the Securitization Closing Date until the Increased Amortization Date (as hereinafter defined), a variable amount equal to the sum of
         (i) interest at the Initial Interest Rate in effect from time to time plus (ii) a payment (the "AMORTIZATION PAYMENT") on account of principal determined on a fixed amortization schedule over a thirty year period assuming interest is paid at a rate equal to the initial weighted average interest rate under the Loan throughout such thirty
         (30) year period.

    (c) From and after the Increased Amortization Date (if after the Securitization Closing Date), interest and principal in an amount equal to (i) the Amortization Payment plus (ii) accrued interest at the Increased Interest Rate in effect from time to time, provided that, unless the Lender requires Borrower to purchase a replacement Cap (as hereinafter defined) after the Increased Amortization Date any portion of such accrued interest in excess of the amount that would have accrued if the Increased Interest Rate equaled the Derived Constant Rate (as hereinafter defined) and interest shall accrue on such deferred amount at the Increased Interest Rate (such accrued and deferred interest, and interest thereon, the "DEFERRED INTEREST") until the principal amount of the Loan shall have been paid in full, plus
         (iii) the Excess Cash Flow (as hereinafter defined under

                                          -6-                      May 24, 1996

          "LOCKBOX AGREEMENT") for the preceding month, which Excess Cash Flow shall be applied to reduction of the outstanding principal balance of the Loan.

     (d) The outstanding principal balance of the Loan, together with all accrued and unpaid interest, including, without limitation, the Deferred Interest, shall be due and payable at maturity.

     (e) Payments of principal on the Loan shall be applied to the Components of the Loan in the order of the rating level of the corresponding class of Certificates, so that no Component will receive a payment of principal unless all Components corresponding to a class of Certificates having a higher rating level than the Certificates corresponding to such Component have been paid in full; provided, however, that if such feature is acceptable to the Rating Agencies (without causing any Rating Agency to decrease its proposed rating of any class of Certificates or the principal amount of such class that is permitted to obtain such rating) and either (i) such feature would not increase the weighted average margin on the Senior Certificates, or (ii) Borrower agrees that Lender shall not bear any cost related to such feature that Lender would otherwise bear under Paragraph 9 of this Part A.

7.   INTEREST RATE CAP.  At the initial pricing of the Senior
     Certificates, Borrower will be required to purchase an interest rate cap (the "CAP") from a counterparty (the "CAP COUNTERPARTY") which has a long term unsecured debt rating from each Rating Agency of "AAA" or its equivalent or if acceptable to the Rating Agencies (without causing any Rating Agency to decrease its proposed rating of any class of Certificates or the principal amount of such class that is permitted to obtain such rating) of not less than "AA" or its equivalent and which is otherwise acceptable to Lender (provided that Lender shall not require a rating of greater than "AA" or its equivalent if an "AA" or equivalent rating is acceptable to the Rating Agencies as aforesaid). Lender hereby confirms that the counterparties set forth in the memorandum dated May 21, 1996 entitled "Potential Cap Counterparties" from Michael Bontrager and Dave Hall of Chatham Financial Corporation to Steven S. Gothelf (attached as Exhibit A hereto) are acceptable to Lender for so long as they are rated not less than "AA" or its equivalent. The Cap shall mature on the Increased Amortization Date. The Cap shall require the Counterparty to make monthly payments on each payment date under the Loan through the Increased Amortization Date in an amount at least equal to the product of (i) the excess, if any, of LIBOR for the related interest accrual period over the Required Cap Strike Rate (as hereinafter defined), (ii) the principal amount of the Loan during such interest accrual period, and (iii) the actual number of days in such interest accrual period divided by three hundred and sixty (360). The "REQUIRED CAP STRIKE RATE" as of any date is equal to the interest rate derived from the Rating Agency Senior Constant (after giving effect to the actual amortization schedule of the Loan) (such interest rate, the "DERIVED CONSTANT RATE") less the weighted average margin on the Loan in effect from time to time, assuming the Loan amortizes in accordance with its amortization

                                      -7-                          May 24, 1996

     schedule and there are no prepayments or defaults, or if so required by any Selected Rating Agency, less such higher margin as such Rating Agency may require. Borrower at its option may purchase a Cap that requires payments to be made in accordance with the preceding formula except that the LIBOR rate at which the Counterparty is required to make payments is lower at all times than the Required Cap Strike Rate (such lower rate, the "ACTUAL CAP STRIKE RATE"). The Cap shall have such other terms and conditions as shall be acceptable to Lender.

     All fees payable to the Cap Counterparty under the Cap shall be paid by Borrower on the origination date of the Securitization.

     In the event that the rating of the Cap Counterparty shall be downgraded below "AA" or its equivalent, or shall be qualified or withdrawn, by any Rating Agency, or there shall be a breach or default by the Cap Counterparty under the Cap, Borrower shall be obligated, at Lender's direction, to terminate such Cap and to purchase another interest rate cap having identical payment terms and maturity and otherwise acceptable to Lender in its sole discretion from a counterparty rated "AAA" or its equivalent or if acceptable to the Selected Rating Agencies (and would not cause any such Rating Agency to downgrade from its initial rating, qualify or withdraw its ratings of the Senior Certificates) of not less than "AA" or its equivalent; provided, that if Borrower obtains a written confirmation from each Selected Rating Agency that such failure to terminate and replace such Cap will not cause such Rating Agency to downgrade from their initial ratings, qualify or withdraw the ratings of the Certificates Borrower shall not be required to terminate and replace such Cap for so long as such letter is effective. Any such replacement cap shall be subject to replacement on the same terms and under the same conditions as the original Cap. The counterparty for any replacement Cap shall be selected by Borrower from a list of counterparties reasonably agreed to by Borrower and Lender, or if Borrower and Lender are unable to agree upon a list, shall be selected by Lender in its reasonable discretion; provided that such counterparty shall have the required rating described above.

     In the event that the Loan is not repaid on the Increased Amortization Date, if required by Lender, Borrower will be obligated on the Increased Amortization Date and/or thereafter to purchase an additional cap or caps on such terms as such Lender shall require.

     In the event that at any time after the Closing Date and prior to the Securitization Closing Date LIBOR shall be six and one half percent (6.50%) or higher, Borrowers shall be required to purchase one or more interest rate caps (the "PRE-SECURITIZATION CAPS") for each of the Loan and Mezzanine Loan within five business days after LIBOR shall equal or exceed such rate on the same terms and conditions as the initial Cap, except that (i) the term of such Pre-Securitization Caps shall be for one year (unless Lender has given Borrower notice of a Notice Due Date or has given a Termination Notice for the Loan and Mezzanine Loan or Borrower has given Lender

                                      -8-                          May 24, 1996

     notice of prepayment of the Loan and/or Mezzanine Loan, in each case such that the maturity of the Loan and/or Mezzanine Loan, as applicable, occurs prior to one year, in which event the term for the applicable Pre-Securitization Cap may end on the applicable maturity date); provided, further, that Borrower, in its sole discretion, may purchase a Pre-Securitization Cap for a period which expires after such maturity date, (ii) the "strike rate" over LIBOR at which payments are required to be made by the counterparty shall be eight and one half percent (8.50%), in the case of the Pre-Securitization Cap for the Loan, and seven and one half percent (7.50%) in the case of the Pre-Securitization Cap for the Mezzanine Loan or in each case, such other strike rate as shall be mutually acceptable to the parties, both acting reasonably, and (iii) the principal amount on which payments are calculated shall be the principal amount of the Loan, in the case of the Pre-Securitization Cap for the Loan, and the principal amount of the Mezzanine Loan, in the case of the Pre-Securitization Cap for the Mezzanine Loan. In the event that following the expiration of the initial Pre-Securitization Cap the Loan or Mezzanine Loan shall remain outstanding and the Securitization Closing Date shall not have occurred, if at any time thereafter LIBOR shall be six and one half percent (6.50%) or higher, Lender shall have the right to require Borrower to purchase an additional Pre-Securitization Cap for the Loan and/or Mezzanine Loan, as the case may be, for the remaining term that the Loan and/or Mezzanine Loan, as the case may be, is outstanding.

     Borrowers may elect in lieu of purchasing any interest rate cap required under this paragraph to purchase an interest rate swap that would result in the same payments being made to Borrowers; provided however, that in all cases, including a swap purchased prior to the Securitization, (i) the use of a swap is acceptable to the Rating Agencies (without causing any Rating Agency to decrease its proposed rating of any class of Certificates or the principal amount of such class that is permitted to obtain such rating) and (ii) the use of a swap would not compromise the single-purpose bankruptcy-remote status of the Borrowers.

     Each cap or swap shall be pledged to secure the Loan and payments on each cap shall be paid directly into the account maintained under the Lockbox Agreement (as hereinafter defined) or into a collection account maintained under the Pooling and Servicing Agreement for the Senior Certificates.

8.   SELECTION OF RATING AGENCIES AND STRUCTURE.

     (a) Lender shall submit proposed structures for the Certificates (including the structure for the Senior Certificates described in Paragraphs 3 through 7 of this Part A and the structure for the Junior Certificates described in Paragraphs 4 through 6 of Part B of this Commitment (together, the "PROPOSED SEVEN YEAR TRANSACTION"), the same structure, but assuming a five year maturity, and such other structures as Borrower and Lender shall jointly determine (which may provide for different interest rates, payment

                                      -9-                          May 24, 1996

          terms and maturities than those of the Proposed Seven Year Transaction) to each of the four Rating Agencies for the purposes of determining what would be the combined and individual principal amounts of the Loan, each Component of the Loan (if applicable), the Mezzanine Loan and the Preferred Equity (based on (i) the requirements that the Senior Certificates be rated Investment Grade, that the principal amount of the Loan be not greater than the principal amount of the Senior Certificates, that the Junior Certificates be rated the Minimum Rating, and that the principal amount of the Mezzanine Loan be not greater than the principal amount of the Junior Certificates, (ii) the requirements set forth herein for determining the principal amount of the Preferred Equity, (iii) any requirements of such Rating Agency affecting the determination of the principal amount of the Preferred Equity and
          (iv) the allocation of rating levels among classes of Senior Certificates) if such Rating Agency were to rate the Certificates under such structure, and during such selection process Borrower shall cooperate with each Rating Agency as provided in Paragraph
          19 of this Part A. Lender shall provide the Borrower with copies of any Rating Agencies' responses to such proposals, including, if provided by the Rating Agencies, such Rating Agencies' methodology of calculating Net Cash Flow. Once each Rating Agency has provided such amounts to Lender, Lender shall determine the weighted average cost of funds (based on $260,000,000 of financing) under such structures as Borrower and Lender shall jointly determine as rated by such Rating Agencies as Borrower and Lender shall jointly determine; provided that Borrower and Lender agree that such combinations of structures and ratings shall include (i) the Seven Year Transaction assuming the Certificates were rated by Fitch only (the "FITCH ONLY SEVEN YEAR TRANSACTION") and (ii) a transaction rated by S&P and having a five year maturity and LIBOR based rates (the "S&P FIVE YEAR TRANSACTION"). Such cost of funds shall be determined on the basis of market pricing based on the allocation of such financing among Senior Certificates, Junior Certificates and Preferred Equity, the proposed rating levels and principal amounts of the different classes of Senior Certificates, and the terms of the Certificates and, if applicable, Preferred Equity. Following such determination by Lender, Borrower and Lender shall jointly agree upon a structure and upon one, or if both parties agree, two, rating agencies to rate such structure. Such choice of structure and Rating Agency or Rating Agencies shall be made with the intent of minimizing Borrowers' cost of funds and maximizing Borrowers' structural and operational objectives; provided, however, that the choice of structure must be acceptable to Lender. In the event that Borrowers and Lender are unable to agree upon a structure by the Six Month Date after the Closing Date, then the Securitization shall be the Proposed Seven Year Transaction (which shall be rated by Fitch, unless Borrowers are permitted to designate

                                     -10-                          May 24, 1996

          S&P as the Rating Agency under the terms of the following sentence, Borrowers so designate S&P to be the Rating Agency and S&P is willing to rate the Proposed Seven Year Transaction) and Borrowers shall either (i) cooperate fully in such transaction or
          (ii) repay the Loan and Mezzanine Loan on the date one year from the Closing Date as provided in Paragraph 1 of this Part A. If the parties are unable to agree upon a Rating Agency or Rating Agencies, Borrower shall have the option to designate S&P as the Rating Agency or one of the Rating Agencies for the Securitization, provided, that Lender will not be required to accept any Rating Agency (i) unless such Rating Agency will rate a structure acceptable to Lender or (ii) if accepting such Rating Agency causes Lender to incur an actual loss (including a loss under Paragraph 9 of this Part A but not including failure to receive a profit under Paragraph 9 of this Part A or otherwise). Any such structure that provides for floating rate securities shall require the purchase of an interest rate cap or caps by Borrowers on the same terms, MUTATIS MUTANDIS, as the Cap required under Paragraph 7 of this Part A.

9.   ALLOCATION OF CERTAIN RISKS AND BENEFITS.

     (a) CERTAIN DEFINITIONS. The following terms have the following meanings for purposes of this letter:

         "ANTICIPATED NET CASH FLOW" means Net Cash Flow as determined by the Borrower and is equal to $40,000,000.

         "ANTICIPATED FITCH SENIOR CONSTANT" means 10.09%, the debt service constant that the parties anticipate will be the Rating Agency Senior Constant in the Fitch Only Seven Year Transaction.

         "ANTICIPATED FITCH SENIOR DSCR" means 1.75, the DSCR level that the parties anticipate will be the Rating Agency Senior DSCR in the Fitch Only Seven Year Transaction.

         "DSCR" means with respect to any loan, the ratio of (1) Net Cash Flow on the properties securing the loan to (2) debt service on such loan (and, if such loan is junior to another loan secured by the same properties, debt service on such senior loan), calculated as provided in the DSCR definitions relating to such loan.

         "FITCH JUNIOR SIZE" means the Selected Rating Agency Junior Size in the Fitch Only Seven Year Transaction.

         "FITCH SENIOR SIZE" means the Selected Rating Agency Senior Size in the Fitch Only Seven Year Transaction.

                                   -11-                            May 24, 1996

         "JUNIOR DSCR" means with respect to the Mezzanine Loan, the ratio of
         (1) Net Cash Flow of the Mortgaged Premises to (2) the sum of the annual debt service on the Net Loan and the annual debt service on the Mezzanine Loan.

         "LENDER JUNIOR DSCR" means a Junior DSCR level of 1.45, the level of Junior DSCR that Lender requires to be met on the Mezzanine Loan. For purposes of determining whether the Lender Junior DSCR has been met, Rating Agency Net Cash Flow of the Selected Rating Agency having the lowest Rating Agency Junior Loan Size shall be the numerator of Junior DSCR and the denominator shall be equal to (x) if the Securitization is structured as the Fitch Only Seven Year Transaction, the sum of (A) debt service on the Net Loan assuming (i) principal amortizes over 30 years (with principal and interest being paid in level payments based on an assumed interest rate equal to the initial weighted average interest rate on the Loan) and (ii) that interest accrues thereon at a per annum rate equal to the Actual Cap Strike Rate plus the weighted average margin on the Loan including the Servicing Fee Rate (giving effect to changes in such margin as a result of the foregoing principal amortization) plus (B) debt service on the Mezzanine Loan using the actual interest rate and amortization schedule of the Mezzanine Loan; provided however that in no event may such denominator be less than the debt service that would result from a weighted average constant of 10.09% on the Loan and Mezzanine Loan or (y) if the Securitization is structured other than as the Fitch Only Seven Year Transaction, the sum of the debt service on the Net Loan and the debt service on the Mezzanine Loan, using the actual principal amortization schedule on each such loan, and the actual interest rate on each such loan, if a fixed rate, or if a floating rate, the actual "strike rate" under the interest rate cap for such loan, plus the weighted average margin on such loan (including any trustee or servicing fees included therein and giving effect to changes in such weighted average margin as a result of the foregoing principal amortization); provided, that in no event may such denominator be less than the debt service that would result from the weighted average of the constants used by the Selected Rating Agencies in sizing the Loan and Mezzanine Loan under the Selected Structure.

         "LENDER JUNIOR SIZE" means the principal amount of the Mezzanine Loan that would result from Lender Junior DSCR and the Rating Agency Net Cash Flow of the Selected Rating Agency with the lowest Rating Agency Junior Size.

         "LOAN DSCR" means the DSCR calculation which will be used, on an ongoing basis, to make certain determinations under the Loan and/or Mezzanine Loan, the method for which calculation shall be set forth in the

                                    -12-                           May 24, 1996

         Loan Documents and/or Mezzanine Loan Documents, as applicable, and shall be determined by Lender based on the methodology and assumptions used by the Selected Rating Agencies in underwriting the Certificates and be approved by the Selected Rating Agencies. Prior to the pricing of the Certificates, such calculations in the Loan and/or Mezzanine Loan Documents shall be based on the Lender's best estimate of the assumptions and methodologies of the Rating Agencies.

         "NET CASH FLOW" shall mean property revenues less property expenses ("NCF"), calculated based upon actual trailing 12 month cash flow. NCF will be adjusted by Lender as follows:

         (i) Income from minimum rents will be adjusted upward based on signed leases in effect on the closing date and any step-ups in the minimum rent which have occurred prior to the closing date and the annualization of rents for tenants which have not been open for 12 consecutive months.

         (ii) Income from tenants under month to month leases and/or involved in any bankruptcy or reorganization proceeding will be deducted from income.

         (iii) Credit for percentage rent will be determined based upon the trailing 12 month percentage rent.

         (iv) Credit for percentage rent-in-lieu will be determined based upon (a) the trailing 12 month percentage rent-in-lieu, and (b) to the extent that a lease converted during the trailing 12 month period from a lease on which rent was a percentage rent-in-lieu calculation to a base rent calculation, the percentage rent-in-lieu income will be excluded from income and the base rent will be included, to the extent that it satisfies clause (i) above.

         (v) "Other Income" will be reduced to exclude all nonrecurring items including, without limitation, lease termination payments and lease buy-out income will be deducted from NCF. Interest income will be deducted from income.

         (vi) To the extent that the average vacancy rate and credit loss on the Mortgaged Premises is less than 5%, NCF will be reduced by an amount equal to the product of (a) 5% minus the average vacancy and credit loss rate of the Mortgaged Premises, and (b) actual gross revenues less (i) interest income, and (ii) lease-buyout income.

         (vii) A management fee will be imputed to the Mortgaged Premises and deducted from NCF in an amount equal to the difference between (A) the product of (a) 4%, and (b) actual gross revenues less (i) interest income, (ii) lease-buyout income, and (iii) marketing income, and (B) the general

                                    -13-                           May 24, 1996

         and administrative expenses of payroll, payroll taxes, employee benefits and accounting costs actually expensed in the trailing
         12 month period as adjusted for any expansions which have not been open for a full twelve month period.

         (viii) To the extent not included in the Mortgaged Premises' common area maintenance charge, NCF will be reduced by an amount equal to $.15 per square foot of gross leaseable area of the Mortgaged Premises for capital improvement items.

         (ix) NCF will be reduced based on a normalized tenant improvement cost factor determined by Lender assuming (a) a normalized amount leaseable area rolls per year calculated assuming the Mortgaged Premises are 95% occupied and the weighted average original lease term for leases in place, (b) a lease renewal probability of 70%, if supported by historical renewal rates, and (c) tenant improvement allowances equal to the greater of (x) $5 per square foot for new tenants and $2 per square foot for renewal tenants, and (y) market tenant allowances determined by the Lender in consultation with Prime Retail and with reference to (aa) appraisals containing market information for the applicable market, and (bb) the most recent leases executed at the applicable Mortgaged Premises.

         (x) NCF will be reduced based on a normalized lease commission factor determined by Lender assuming (a) a normalized amount of leaseable area rolls per year calculated assuming the Mortgaged Premises is 95% occupied and the weighted average original lease term based upon the average lease term for leases in place, (b) a lease renewal probability of 70% if supported by historical renewal rates, and (c) lease commissions equal to the greater of (x) 4% for new leases and 0% for renewal leases of the aggregate rental due over the life of a lease using the assumed lease term, the assumed annual roll and market rents (calculated as described in clause (i)).

         (xi) NCF will be reduced or increased by such other adjustments or credits as shall be determined by the Rating Agencies (which, in the event of any conflict, shall override all of the foregoing adjustments and credits).

         "NET SENIOR LOAN DSCR" means with respect to the Net Loan, the ratio of
         (1) Net Cash Flow of the Mortgaged Premises to (2) the principal amount of the Net Loan divided by the debt constant for the Net Loan.

         "PREFERRED EQUITY DSCR" means a DSCR level of 1.30, the DSCR level that Lender requires to be met on the Preferred Equity if no Mezzanine Loan is originated. For purposes of determining whether the Preferred Equity DSCR has been met, Rating Agency Net Cash Flow of the Selected

                                     -14-                          May 24, 1996

         Rating Agency having the lowest Rating Agency Senior Loan Size shall be the numerator of Preferred Equity DSCR and the denominator shall be equal to the sum of (A) (x) if the Securitization is structured as a Fitch Only Seven Year Transaction, debt service on the Net Loan assuming (i) principal amortizes over 30 years (with principal and interest being paid in level payments based on an assumed interest rate equal to the initial weighted average interest rate on the Loan) and
         (ii) that interest accrues thereon at a per annum rate equal to the Actual Cap Strike Rate plus the weighted average margin on the Loan including the Servicing Fee Rate (giving effect to changes in such margin as a result of the foregoing principal amortization) or (y) if the Securitization is structured other than as the Fitch Only Seven Year Transaction, the debt service on the Net Loan using the actual principal amortization schedule on such loan, and the actual interest rate on such loan, if a fixed rate, or if a floating rate, the actual "strike rate" under the interest rate cap for such loan, plus the weighted average margin on such loan (including any trustee or servicing fees included therein and giving effect to changes in such weighted average margin as a result of the foregoing principal amortization) plus (B) debt service on the Preferred Equity (i) assuming that interest accrues thereon at a per annum rate equal to the sum of the Preferred Equity Actual Cap Strike Rate (as defined in
         Part C of this Commitment) and a margin of six percent (6.00%) and
         (ii) based on the actual amortization schedule of the Preferred Equity.

         "RATING AGENCY JUNIOR CONSTANT" means with respect to any Rating Agency, the debt constant used by such Rating Agency in underwriting the Junior Certificates.

         "RATING AGENCY JUNIOR DSCR" means with respect to any Rating Agency, the level of Junior DSCR of the Mezzanine Loan (based on the Rating Agency Net Cash Flow, the Rating Agency Senior Constant and the
         Rating Agency Junior Constant of such Rating Agency) which such Rating Agency requires to be met in order for the Junior Certificates to be rated the Minimum Rating).

         "RATING AGENCY JUNIOR SIZE" means with respect to any Rating Agency, the principal amount of the Mezzanine Loan that would be rated the Minimum Rating by such Rating Agency, based on the Rating Agency Net Cash Flow, Rating Agency Junior DSCR, Rating Agency Senior Constant, Rating Agency Junior Constant and/or, if applicable, based on the Rating Agency Junior LTV of such Rating Agency.

         "RATING AGENCY JUNIOR LTV" means with respect to any Rating Agency the "loan-to-value" level required by the Rating Agency to be met in order for

                                    -15-                           May 24, 1996

         the Junior Certificates to be rated the Minimum Rating, calculated as determined by such Rating Agency.

         "RATING AGENCY NET CASH FLOW" means with respect to any Rating Agency, the Net Cash Flow determined by such Rating Agency and used by such Rating Agency in underwriting the Certificates.

         "RATING AGENCY SENIOR CONSTANT" means with respect to any Rating Agency, the debt constant used by such Rating Agency in underwriting the Senior Certificates.

         "RATING AGENCY SENIOR DSCR" means with respect to any Rating Agency, the DSCR level of the Net Loan (based on the Rating Agency Net Cash Flow and the Rating Agency Senior Constant of such Rating Agency) which such Rating Agency requires to be met in order for the Senior Certificates to be rated Investment Grade).

         "RATING AGENCY SENIOR LTV" means with respect to any Rating Agency the "loan-to-value" level required by the Rating Agency to be met in order for the Senior Certificates to be rated Investment Grade, calculated as determined by such Rating Agency.

         "RATING AGENCY SENIOR SIZE" means with respect to any Rating Agency, the principal amount of the Net Loan that would be rated Investment Grade by such Rating Agency, based on the Rating Agency Net Cash Flow, Rating Agency Senior DSCR, Rating Agency Senior Constant and/or, if applicable, based on the Rating Agency Senior LTV of such Rating Agency.

         "SELECTED RATING AGENCIES" means the Rating Agency or Rating Agencies selected to rate the Certificates in accordance with Paragraph 8 of this Part A. If two Rating Agencies are selected to rate one or more classes of Certificates but only one to rate one or more other classes of Certificates, Selected Rating Agencies will mean the two Rating Agencies in the case of the Certificates having two ratings and the one Rating Agency in the case of the Certificates having one rating.

         "SELECTED RATING AGENCY JUNIOR SIZE" means the Rating Agency Junior Size of the Selected Rating Agency (or if there are two Selected Rating Agencies for the Junior Certificates, the lower of the two Rating Agency Junior Sizes of such two Selected Rating Agencies).

         "SELECTED RATING AGENCY SENIOR SIZE" means the Rating Agency Senior Size of the Selected Rating Agency (or if there are two Selected Rating Agencies for all of the Senior Certificates, the lower of the two Rating

                                    -16-                           May 24, 1996

          Agency Senior Sizes of such two Selected Rating Agencies) or, if some classes of Senior Certificates are rated by one Selected Rating Agency and others by two Selected Rating Agencies, the Selected Rating Agency Senior Size will be the principal amount determined by adding the Rating Agency Senior Size of all classes rated by one Selected Rating Agency and the lower of the two Rating Agency Senior Sizes of the classes rated by two Selected Rating Agencies.

          "SELECTED STRUCTURE" means the structure for the Selected Securitization pursuant to Paragraph 8 of this Part A.

     (b) SIZING RISK AND BENEFIT OF NET LOAN IN THE FITCH ONLY SEVEN YEAR TRANSACTION. The Anticipated Senior Size was calculated based on the Anticipated Net Cash Flow, the Anticipated Fitch Senior DSCR and the Anticipated Fitch Senior Constant.

          In the event that the Securitization is structured as the Fitch Only Seven Year Transaction, and the Fitch Senior Size is less than the Anticipated Senior Size, the detriment will (i) be borne by Borrower to the extent that such discrepancy results from Fitch's Rating Agency Net Cash Flow being less than Anticipated Net Cash Flow and (ii) be borne or received by Lender to the extent that such discrepancy results from Fitch's Rating Agency Senior DSCR being higher than the Anticipated Fitch Senior DSCR, or from Fitch's Rating Agency Senior Constant being higher than the Anticipated Fitch Senior Constant
          (a "Lender Related Senior Discrepancy").

          If Lender is to bear any of the detriment of Fitch Senior Size being lower than Anticipated Senior Size the Lender shall pay Borrower an amount equal to the present value of the difference between the Anticipated Margin on the Loan plus the Anticipated Servicing Fee Rate and the actual margin on the Immediately Subordinate Financing (as such terms are hereinafter defined) on the principal amount of the discrepancy between Anticipated Senior Size and Fitch Senior Size that is to be borne by Lender (I.E. the principal amount of the Lender Related Senior Discrepancy). Such present value shall be calculated by discounting at 10% per annum monthly interest payments on each payment date under the Loan after the Securitization Closing Date equal to the product of (i) the amount of the Lender Related Senior Discrepancy assuming (A) such amount does not amortize and (B) such amount is paid in full on the date equal to the weighted average life of the Immediately Subordinate Financing, (ii) the spread obtained by subtracting the sum of the Anticipated Margin and the Anticipated Servicing Fee Rate from the Actual Margin on the Immediately Subordinate Financing and (iii) the actual number of days in each month and a 360 day year. The "IMMEDIATELY SUBORDINATE FINANCING" means the Mezzanine

                                    -17-                           May 24, 1996

          Loan, if there is a Mezzanine Loan under the Selected Structure, and otherwise means the Preferred Equity. The "ACTUAL MARGIN" on the Immediately Subordinate Financing means (i) in the case of the Mezzanine Loan three and one quarter percent (3.25%), and (ii) in the case of the Preferred Equity, six percent (6.00%).

     (c) SIZING OF MEZZANINE LOAN AND CERTAIN PREFERRED EQUITY. The Anticipated Junior Size was calculated based on the Lender Junior DSCR (provided that the numerator used for Lender Junior DSCR was the Anticipated Net Cash Flow).

          The Mezzanine Loan will be made in (or adjusted to) the Selected Rating Agency Junior Size.

          In the event that Selected Rating Agency Junior Size is less than Lender Junior Size, Borrower will have the right to obtain financing in the amount of the excess of Lender Junior Size over Selected Rating Agency Junior Size, in the form of the Preferred Equity, subject to the terms and conditions set forth in Part C of this Commitment.

     (d) RETURN OR INCREASE OF LOAN PROCEEDS. In the event that based on the Selected Structure as rated by the Selected Rating Agencies, the combined principal amount of the Net Loan and/or Mezzanine Loan on the Closing Date is greater than the permitted principal amount of the Loan, the Mezzanine Loan and any Preferred Equity under Paragraph 2 and this Paragraph 9 of this Part A, Paragraph 3 of Part B and/or Paragraph 2 of Part C, Borrower shall on or prior to the Securitization Closing Date return the excess loan proceeds to Lender. In the event that, based on the Selected Structure as rated by the Selected Rating Agencies, the combined proceeds of the Net Loan and Mezzanine Loan on the Closing Date are less than the permitted principal amount of the Loan, the Mezzanine Loan and any Preferred Equity under Paragraph 2 and this Paragraph 9 of this Part A, Paragraph 3 of Part B and/or Paragraph 2 of Part C, then Lender shall lend Borrowers (or in the case of Preferred Equity, purchase) the excess on the Securitization Closing Date. In addition, on the date of pricing of the Certificates, Borrower and Lender shall amend the Loan Documents and Mezzanine Loan Documents to reflect the correct principal amounts of the Loan and Mezzanine Loan and to make such other adjustments as shall be required by this Commitment.

    (e) INVESTMENT GRADE PRICING RISK OR BENEFIT IN FITCH ONLY SEVEN YEAR TRANSACTION. The risk or benefit that, for any reason (including without limitation the market or interest rate environment at the time of pricing of the Senior Certificates, or a different allocation of ratings levels among the classes of Senior Certificates than anticipated, the initial weighted average margin over LIBOR on the Senior Certificates will be greater or less than

                                    -18-                           May 24, 1996

          the Anticipated Margin will be borne fifty percent (50%) each by Borrower and Lender by setting or adjusting the margins on the Senior Certificates, such that the pricing margin is achieved, in which event Lender will pay Borrower (in the event that the weighted average pricing margin is higher than the Anticipated Margin) or Borrower will pay Lender (in the event that the weighted average pricing margin is lower than the Anticipated Margin) the present value of fifty percent (50%) of such rate differential. Such present value will be calculated by discounting at 10% per annum monthly payments on each payment date under the Loan after the Securitization Closing Date equal to the product of (i) the then outstanding principal amount of the Loan (determined on the assumptions that (A) the Loan is prepaid in full on its Weighted Average Maturity Date (as hereinafter defined) and
          (B) prior to such date the Loan does not amortize, (ii) one-half of such rate differential and (iii) the actual number of days in each month and a 360 day year. "WEIGHTED AVERAGE MATURITY DATE" means the date equal to the weighted average life of the Loan (with such weighted average life being determined on the assumption that the Loan is prepaid in full on the Increased Amortization Date). The parties agree that it is the goal of the parties for the Senior Certificates to be priced as near to par as possible.

    (f) INVESTMENT GRADE PRICING RISK OR BENEFIT IN S&P FIVE YEAR TRANSACTION. In the event that Lender and Borrower elect that the Securitization shall be structured as the S&P Five Year Transaction, the risk of the weighted average margin over LIBOR of the Senior Certificates shall be borne fifty percent (50%) each by Borrower and Lender in the same manner as in the preceding clause (e), except that for such purpose (i) the Anticipated Margin shall be one and ten hundredths percent (1.10%), (ii) Senior Certificates shall mean only those Certificates rated "BBB" and above and (iii) the Weighted Average Maturity Date shall be determined on the basis of the five year maturity of the Loan.

    (g) PRICING CHANGE DUE TO CHANGE IN FEES. If the actual Servicing Fee Rate is greater or less than the Anticipated Servicing Fee Rate, the margin will be increased or decreased accordingly at Borrower's risk or benefit.


10. PREPAYMENT PRIVILEGE.  The Loan may be prepaid in whole or in part, on sixty
    (60) days prior written notice to Lender, by paying the portion of the outstanding principal balance being prepaid together with interest to the date of such payment (or, if such payment is on a date other than a payment date under the Loan, interest to the next succeeding payment date following such payment) and any other amounts which may be owing under the terms of the Loan Documents (as hereinafter defined), including a prepayment fee equal to (a) two percent (2%) of the outstanding principal balance of

                                    -19-                           May 24, 1996

    the Loan, if such prepayment occurs in the first (1st) Loan year, or (b) one percent (1%) of the outstanding principal balance of the Loan, if such prepayment occurs in the second (2nd) Loan year (except as otherwise permitted under Paragraph 1 of this Part A). Notwithstanding the foregoing, no prepayment fee shall be payable in connection with the application by Lender of insurance proceeds or condemnation awards to reduce the outstanding principal balance of the Loan. In addition, notwithstanding the foregoing, Lender shall use its best efforts to obtain market pricing of the Senior Certificates assuming that there is no prepayment fee in the second year of the Loan, and if such feature does not increase the weighted average margin on the Senior Certificates or Borrower agrees to bear the full cost of any such increase, there will be no prepayment fee in the second year of the Loan.

    If Lender exercises its right to accelerate the maturity date following any default (beyond applicable notice and/or grace period) by Borrower, any tender of payment, whether made by Borrower, its successors or assigns or by anyone on behalf of Borrower, of the amount necessary to satisfy the entire indebtedness remaining at any time prior to a foreclosure sale, shall be deemed (a) to constitute an evasion of the prepayment privilege and (b) to be a voluntary prepayment, which shall require payment of the prepayment fee set forth herein.

11. SECURITY. The Loan shall be (a) evidenced by thirteen (13) promissory notes each of which shall have the same number of Component notes as the number of classes of Senior Certificates (individually and collectively, the "NOTE") made by the respective Borrowers in favor of Lender, each in an original principal amount to be allocated by Lender (each such amount, an "ALLOCATED AMOUNT"), which Allocated Amounts shall, in the aggregate, equal the original principal amount of the Net Loan and (b) secured by, among other things, (i) a separate first mortgage, deed of trust, deed to secure debt, leasehold mortgage or leasehold deed of trust (individually and collectively, the "MORTGAGE") executed by each Borrower in favor of Lender covering such Borrower's fee simple estate in one of those eleven (11) parcels of real property identified by project name on SCHEDULE B attached hereto and all right, title and interest of the applicable Borrowers in, to and under those two (2) leases (the "GROUND LEASES") affecting the projects identified by name on SCHEDULE B-1 attached hereto and all of the applicable Borrowers' right, title and interest in, to and under such Leases (including, without limitation, all right, title and interest of the applicable Borrower in, to and under the purchase option contained in the Ground Lease encumbering Land in MacIntosh County, Georgia (the "MAGNOLIA BLUFFS LEASE"), and the leasehold estates created by the Ground Leases in those two (2) parcels of real property identified by project name on SCHEDULE B-1 (such fee and leasehold parcels are hereinafter referred to, individually and collectively, as the "LAND"), the factory outlet centers and all other buildings and improvements constructed on the Land (the "IMPROVEMENTS" and, together with the Land and all right, title and interest of Borrower in, to and under the Ground Leases and the leasehold estates created thereby, individually and collectively, as the context requires, the "MORTGAGED PREMISES"), (ii) a first priority, perfected,

                                    -20-                           May 24, 1996

    present and absolute assignment (individually and collectively, the "ASSIGNMENT OF LEASES AND RENTS") by each Borrower each in favor of Lender of all leases, rents, profits and other income ("RENTS") arising from or related to the Mortgaged Premises, (iii) a guarantee of payment (individually and collectively, the "GUARANTEE") by each Borrower, guaranteeing payment of each Note executed by the other Borrowers, (iv) a separate second mortgage, deed of trust, deed to secured debt, leasehold mortgage or leasehold deed of trust (individually and collectively, the "SECOND MORTGAGE") executed by each Borrower in favor of Lender as security for the Guarantee executed by such Borrower, covering such Borrower's fee simple estate, or leasehold estate, as applicable, in each Mortgaged Premises, (v) a separate second priority, perfected assignment (collectively, the "SECOND ASSIGNMENT") by each Borrower in favor of Lender as security for the Guaranty executed by such Borrower, covering all Rents arising from or relating to the Mortgaged Premises, (vi) a lockbox agreement (the "LOCKBOX AGREEMENT") between each Borrower and Lender pursuant to which all Rents shall be (A) paid by the tenants of the Mortgaged Premises directly into the Lockbox Account (as hereinafter defined) and (B) allocated by Lender to separate subaccounts to create Reserves (as hereinafter defined), (vii) a first priority, perfected security interest in all Reserves and Escrows (as hereinafter defined), and each interest rate cap and the Expansion Escrow (as hereinafter defined), including any investments in which any of the foregoing is permitted to be invested, (viii) a first priority, perfected security interest in all furniture, furnishings, fixtures, and equipment now or hereafter installed in, affixed to, placed upon, or used in connection with the Mortgaged Premises, except for any such items of property which are owned by tenants or other parties which are not affiliated with Borrowers, and (ix) a first priority, perfected security interest in all right, title and interest of Prime Retail, L.P. in, to and under that certain Loan Agreement dated as of February 28, 1995, as amended (the "LOAN AGREEMENT"), between Prime Retail, L.P., as lender, and MacIntosh County Industrial Development Authority, as borrower, in the amount of $22,730,000, entered into in connection with the Magnolia Bluff Lease. If the proposed security structure causes Borrowers to incur unreasonable expenses for mortgage recording taxes and/or title insurance premiums, Lender and Borrower shall in good faith consider alternative structures to provide Lender with equivalent security at reduced expense. The Expansion Escrow shall be evidenced by a promissory note by all Borrowers in favor of Lender in the principal amount of the Expansion Escrow and secured by Mortgages on all the Mortgaged Premises.

12. BORROWER. "BORROWER" means each of those thirteen general or limited partnerships listed on SCHEDULE A attached hereto, each of which shall be a single-purpose, bankruptcy-remote limited partnership wholly owned, directly or indirectly, by Prime Retail. Each Borrower's organizational documents shall be satisfactory to Lender and to the Rating Agencies and shall not be amended during the term of the Loan without Lender's prior written consent. No Borrower shall own any assets other than its Mortgaged Premises nor conduct any business other than the ownership and operation

                                     -21-                          May 24, 1996

     of its Mortgaged Premises. During the term of the Loan, no Borrower shall incur any debt (including debt to related parties) other than the Loan and the Mezzanine Loan and the Preferred Equity. The Loan Documents and each Borrower's organizational documents shall require such Borrower to comply with all of the Rating Agencies' standards for bankruptcy-remote status, including, without limitation, (a) maintaining its separate status and identity, (b) not commingling assets with those of any other entity (including related parties), (c) not guaranteeing or otherwise becoming liable for the obligations of any other entity (including related parties), except pursuant to the Loan Documents or the Mezzanine Loan Documents and (d) having a corporate general partner that is itself a single-purpose bankruptcy remote entity and has an "independent director" on its board of directors.

13.  MANAGER.  Each Mortgaged Premises shall be managed by Prime
     Retail, L.P. (in such capacity, "MANAGER") pursuant to the provisions of such Borrower's partnership agreement. The fees, expenses and reimbursements payable to Manager for such management services shall not exceed four percent (4%) or such other percentage as is used by the Selected Rating Agencies in determining Loan Net Cash Flow of the Rents (as hereinafter defined). On the Closing Date, each Borrower shall deliver to Lender an agreement executed by such Borrower and Manager that will provide, among other things, that (a) payment of Manager's fees and expenses shall be subject and subordinate to payment of all amounts then due and payable under the Loan Documents, provided, however, that after the occurrence of an event of default, Manager shall be entitled to receive from the Rents (in the priority provided for Operating expenses in the Lockbox) reimbursement of its actual expenses of operating the Mortgage Premises up to three percent (3%) of the Rents until such time as Lender may elect to have Manager replaced as hereinafter provided, (b) the provisions of such Borrower's partnership agreement relating to the management of its Mortgaged Premises may not be amended or terminated, nor any other entity engaged to manage the Mortgaged Premises, without the prior written consent of Lender and the Rating Agencies, (c) Manager shall operate the Mortgaged Premises in compliance with the Loan Documents and (d) Lender may cause Borrower to replace Manager with a third-party manager approved by Lender (i) upon the occurrence of a default, beyond any applicable notice and/or grace period under the Loan Documents, (ii) if the Loan DSCR shall be less than 1.20/1.00, (iii) for cause, including, without limitation, Manager's gross negligence, willful misconduct, fraud or default beyond applicable notice or grace under the Management Agreement or (iv), if such provision is required by the Selected Rating Agencies, upon (A) acquisition of more than fifty percent (50%) of the ownership interest in, or of control of, Prime Retail, Inc. by any party or group of related parties that does not hold such interest or such control (either through ownership of stock of Prime Retail, Inc. or ownership of limited partnership units in Prime Retail, L.P.) on the Closing Date or (B) Prime Retail, Inc. ceasing to own one hundred percent (100%) of the general partnership interest in, and to have sole control of, Manager (to the same extent as Prime Retail Inc. has control over Prime Retail

                                     -22-                          May 24, 1996

     under the existing terms of the partnership agreement of Prime Retail), unless, with respect to each of the foregoing clauses (i) through (iv),
     (x) the Rating Agencies shall have delivered written confirmation that any rating issued by such Rating Agencies in connection with the Loan will not, as a result of such occurrence, be downgraded, qualified or withdrawn and (y) the holder of the Mezzanine Loan shall have consented in writing to the retention of Manager. As used in this letter, the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

14. REPLACEMENT PROPERTIES. At any time prior to the occurrence of the Increased Amortization Date, any Borrower shall have the right to obtain the release of any Mortgaged Premises from the lien of the related Mortgage, provided that simultaneously with such release, such Borrower shall either (i) execute and deliver to Lender, as security for the Note, a mortgage (a "REPLACEMENT MORTGAGE") encumbering a factory outlet center (a "REPLACEMENT PREMISES") and such other documents (together with the Replacement Mortgage, the "REPLACEMENT DOCUMENTS"), including, without limitation, documents corresponding to each of the Loan Documents, Mezzanine Loan Documents and Preferred Equity Documents (as hereinafter defined) required to be delivered hereunder with respect to the Mortgaged Premises, as Lender may require in order to grant Lender a first priority, perfected lien on and security interest in such Replacement Premises and all related Rents, personal property, Reserves and Escrows on the same terms and conditions as the liens and security interests granted to Lender in the Mortgaged Premises and the related Rents, personal property, Reserves and Escrows on the Closing Date (as hereinafter defined) under the Loan and Mezzanine Loan or (ii) (provided that the Rating Agencies shall have permitted the following actions in connection with their ratings of the Certificates (without causing any Rating Agency to decrease its proposed rating of any class of Certificates or the principal amount of such class that is permitted to obtain such rating)) Borrower shall cause an affiliate, wholly owned directly or indirectly by Prime Retail and meeting all the objective criteria, terms, conditions and requirements for Borrowers hereunder, including without limitation the requirements under Paragraph 12 of this Part A of this Commitment (a "REPLACEMENT BORROWER"), to execute and deliver to Lender a Note in the original principal amount of the outstanding Allocated Amount of the Mortgaged Premises to be released (plus any increase thereto), a Replacement Mortgage encumbering Replacement Premises and Replacement Documents. All Replacement Premises and Replacement Documents shall be subject to the same objective criteria, terms, conditions and requirements as are imposed with respect to the Mortgaged Premises and the Loan hereunder. Each Borrower's right to obtain such release of a Mortgaged Premises shall also be subject to the following conditions and restrictions:

     (a) No default shall have occurred and be continuing under the Loan Documents.

                                     -23-                          May 24, 1996

     (b) Borrowers shall not be entitled to obtain the release of more than TWO (2) individual Mortgaged Premises in any calendar year.

     (c) At least sixty (60) days prior to the proposed date of such release, the applicable Borrower shall have delivered to Lendcr appraisals, in form and substance reasonably satisfactory to, and prepared by a third-party real estate professional reasonably approved by, Lender, indicating the market value for the proposed Replacement Premises is at least equal to the fair market value of the Mortgaged Premises proposed to be released, as of the date of such proposed release.

     (d) Borrower shall have delivered a Phase I environmental report and, if suggested by such Phase I report, a Phase II environmental report (collectively, an "ENVIRONMENTAL REPORT") in form and substance reasonably satisfactory to, and prepared by an environmental consultant reasonably approved by, Lender, stating that the Replacement Premises comply with all applicable environmental laws, or if remedial steps are required to effect such compliance, identifying such steps and projecting the cost thereof, in which case Borrower shall be required to deposit into the Environmental Escrow (as hereinafter defined) an amount equal to one hundred fifty percent (150%) of such projected costs.

     (e) Borrower shall have delivered an engineering report (an "ENGINEERING REPORT"), in form and substance reasonably satisfactory to, and prepared by a consulting engineer reasonably approved by, Lender, stating that the Replacement Premises comply with all applicable building laws and do not require performance of deferred maintenance or if remedial steps are required to effect such compliance or such deferred maintenance, identifying such steps and projecting the cost thereof, in which case Borrower shall be required to deposit into the Engineering Escrow (as hereinafter defined) an amount equal to one hundred fifty percent (150%) of such projected costs.

     (f) Borrower shall have caused to be delivered all leases, title commitments, title insurance policies, surveys, hazard and liability insurance, evidence of compliance with zoning and other laws and other items of due diligence with respect to the Replacement Premises as were required to be delivered by Borrower with respect to the Mortgaged Premises pursuant to the terms hereof.

     (g) The Net Cash Flow of the Replacement Premises as of the time of such release shall be at least equal to the Net Cash Flow of the Mortgaged Premises to be released.

     (h) The person transferring the Replacement Premises to Borrower, or the Replacement Borrower, as the case may be (i) shall be solvent and (ii) shall be making such transfer or agreeing to act as Replacement Borrower and issuing the Replacement Note on an arm's length basis and for fair consideration, and the Borrower and such person or Replacement Borrower shall deliver

                                     -24-                          May 24, 1996

          certifications and evidence to such effect and such other certifications as Lender shall reasonably require to assure itself that the substitution does not constitute a fraudulent conveyance on the part of any person (assuming such person were insolvent at the time of substitution).

     (i) Such other terms and conditions as the Rating Agencies shall require in connection with such substitution shall be met.

     (j) The Rating Agencies shall have delivered written confirmation that any rating issued by such Rating Agencies in connection with the Certificates will not, as a result of the proposed release and the substitution of the Replacement Premises or the substitution of the Replacement Borrower, be downgraded from their initial ratings thereof, qualified or withdrawn.

     (k)  In connection with a substitution of a Replacement Borrower,
          (i) such method of substitution shall be expressly described in the nonconsolidation opinion to be delivered on the Closing Date pursuant to Paragraph 16, which nonconsolidation opinion shall be in form and substance, and from counsel, acceptable to Lender,
          (ii) the same nonconsolidation opinion shall be delivered with respect to such Replacement Borrower prior to the substitution and
          (iii) such substitution shall be made in accordance with all facts and assumptions relating thereto set forth in such nonconsolidation opinions, and the Borrower and Replacement Borrower shall provide Lender with evidence and certifications to such effect.

15. EXPANSION ESCROWS. Lender shall use its good faith commercially reasonable efforts to persuade the Rating Agencies to permit (i) the structure of the Senior Certificates to include an escrow ("EXPANSION ESCROW") to be used to reflect the anticipated increase in Net Cash Flow resulting from the completion of certain proposed expansions at the various Mortgaged Premises and (ii) for the Expansion Escrow to be released from time to time upon Borrower's satisfaction of certain objective standards, which objective standards shall be mutually acceptable to Borrower and the Rating Agencies. The Expansion Escrow shall have such other terms as shall be acceptable to Borrower and the Rating Agencies. It is currently intended that the size of the Expansion Escrow shall be between twenty-five to fifty million dollars, to the extent permitted by the Rating Agencies without impairing the ratings that would otherwise obtain on the Certificates.

16. NON-CONSOLIDATION 0PINION. At the closing, the Borrowers shall deliver to Lender an opinion of counsel, in form and substance satisfactory to Lender and its counsel, to the effect that in the event of a bankruptcy of Manager or any other entity that, together with any related parties, directly or indirectly owns more than forty-nine percent (49%) of (i) the partnership interests of any Borrower or (ii) the stock of any general partner of Borrower, the assets of Borrower and/or such general partner will not be consolidated into the bankruptcy estate. Such opinion shall, among other things, expressly consider the effect on such consolidation risk of Borrowers' right to

                                     -25-                          May 24, 1996

     substitute Replacement Premises as collateral for the Loan or to substitute a Replacement Borrower, as described in Paragraph 13 above, the Guaranty executed by each Borrower, the funding of expansions of the properties, and such other matters as Lender shall request. A draft of such opinion must be submitted to Lender at least one month prior to the Closing Date.

17. LOCKBOX AGREEMENT. Each Borrower shall enter into the Lockbox Agreement, pursuant to which all rental income, including expense reimbursements by tenant ("RENTS") and other income from the property (together with Rents, "INCOME") shall be deposited in an account (the "PROPERTY ACCOUNT") in a bank approved by Lender, which Property Account shall be swept daily and all funds transferred into an account (the "LOCKBOX ACCOUNT") under the sole dominion and control of Lender and allocated by Lender into subaccounts to provide reserves ("RESERVES") for the payment of debt service, taxes and insurance premiums, provided that in any calendar month, when all amounts required to be deposited in the Reserves on the next payment date shall have been received, Lender shall notify the bank in which the Property Account is held to discontinue daily sweeps until such payment date has occurred. After the occurrence of the Increased Amortization Date, Income shall also be allocated to Reserves to provide for the payment of operating expenses, costs of capital improvements and repairs, tenant improvement costs and leasing commissions. Any amount of Income received in the Lockbox Account after allocation to all applicable Reserves ("EXCESS CASH FLOW") shall be paid over to Borrower (subject to the payment requirements under the Mezzanine Loan and to the provisions set forth in clause (j) of Paragraph 7 of Part E of this commitment) or, if the Increased Amortization Date has occurred, applied in reduction of the outstanding principal balance of the Loan. Borrower will be responsible for paying all fees and expenses of the bank at which the Lockbox Account is maintained. The banks maintaining the Lockbox Account and each Property Account shall have such short term and long term unsecured debt ratings, and such accounts shall be invested in such permitted investments, as shall be required by the Rating Agencies for lockbox accounts for mortgaged properties underlying commercial mortgage pass-through certificates having a rating of "AA" or its equivalent or for investments in such accounts, as the case may be.

18. ENVIRONMENTAL AND ENGINEERING ESCROWS. On the closing date, each Borrower shall deposit with Lender an amount equal to one hundred fifty percent (150%) of (a) the projected costs for remedying any environmental conditions on its Mortgaged Premises as recommended in the Environmental Report delivered by Borrower to Lender in connection with its application for the Loan (the "ENVIRONMENTAL ESCROW") and (b) the projected costs of remedying any physical defects or items of deferred maintenance as recommended in the Engineering Report delivered by Borrower to Lender in connection with its application for the Loan (the "ENGINEERING ESCROW" and, together with the Environmental Escrow, the "ESCROWS").

19. COOPERATION WITH SECURITIZATION. Borrowers shall cooperate in all respects with the securitization of the Loan and Mezzanine Loan, the issuance, sale and initial rating of

                                      -26-                      May 24, 1996

    the Certificates and the issuance and sale of the Preferred Equity (collectively, the "SECURITIZATION"). Without limitation, Borrowers shall, at the sole cost and expense of Borrowers:

    (a) Draft and/or amend any and all Loan Documents and Mezzanine Loan Documents (as hereinafter defined) and organizational documents and contracts of Borrower and its affiliates to comply with requirements of the Rating Agencies for obtaining the ratings (and class sizes at each rating level) that were initially anticipated (i) in the case of the Fitch Only Seven Year Transaction or S&P Five Year Transaction at the time the Anticipated Margin for such transactions was determined and (ii) in the case of any other combination of Selected Rating Agency and Selected Structure, at the time such Rating Agency and structure were selected under Paragraph 8. Notwithstanding the foregoing, if such amendment would materially increase Borrower's obligations in connection with the Certificates or materially impair the benefits of the Securitization to Borrower, such amendment will be required only if (i) required to obtain Investment Grade ratings on the Senior Certificates or the Minimum Rating on the Junior Certificates (provided, however, this provision shall not negate the Lender's obligation to issue Preferred Equity if allowed by the Rating Agencies), (ii) such amendment relates to the organizational structure or documents of Borrowers and their affiliates, (iii) such amendment is required in order to enable any legal opinion required by the Rating Agencies or customarily requested in commercial real estate securitization transactions or otherwise reasonably requested by Lender to be delivered in form and substance, and from counsel, acceptable to the Rating Agencies or Lender, as the case may be or
        (iv) such amendment relates to the right of Borrower or an affiliate to expand the Improvements on or otherwise permit construction on the Mortgaged Premises or on property adjacent thereto or (in the case of Borrowers or their special purpose general partners) to incur obligations other than those typically incurred by special purpose borrowers in securitized transactions (any amendment described in this clause (iv), a "CONSTRUCTION RELATED AMENDMENT"). Notwithstanding the foregoing, if a Construction Related Amendment would materially increase Borrower's obligations in connection with the Certificates or materially impair the benefits of the Securitization to Borrower, Borrower may elect not to make such Construction Related Amendment by giving Lender written notice of refusal within four weeks after such Construction Related Amendment is requested; provided, however, that after receipt of such notice of refusal from Borrower to Lender, Lender may elect by written notice to Borrower (the "TERMINATION NOTICE") to terminate the Securitization. If Lender elects to terminate the Securitization in such circumstance, Borrower shall be required to repay the Loan and Mezzanine Loan within one year after the date Lender gives the Termination Notice to Borrower, and if the date the Termination Notice is given is prior to

                                -27-                             May 24, 1996

        October 1, 1996, the per annum interest rate on the Mezzanine Loan shall be increased to LIBOR plus 5.20% on such date. On the date Lender gives the Termination Notice, Lender shall rebate to Borrower a portion of its Commitment Fee equal to one quarter of one percent (1/4%) of the initial principal amount of the Loan and Mezzanine Loan. Borrower shall also draft and/or amend any and all Loan Documents and Mezzanine Loan Documents and organizational documents and contracts of Borrower and its affiliates to comply with laws applicable to the Certificates (including without limitation to enable the issuer of the Certificates to qualify as one or more real estate mortgage investment conduits under the Internal Revenue Code of 1986, as amended).

    (b) Cooperate with Lender in preparing a private placement memorandum for the Certificates, provide all information requested by Lender or its investors in preparation of such memorandums (subject to the agreement of Lender regarding confidential information set forth in Paragraph 24 of this Part A), and deliver to Lender and each affiliate involved in the offering of the Certificates an indemnity agreement indemnifying Lender and each such affiliate for any loss, claim, liability or damage, including legal fees and expenses, arising from any misstatement of a material fact or omission to state a material fact in the memorandums (provided that such indemnity shall not cover information included in the memorandums that was provided in writing for inclusion therein by persons other than Borrower and its affiliates and was not delivered or approved by Borrowers or any affiliate) or in any other material prepared, delivered or approved by Borrower and provided to investors;

    (c) In connection with the initial offering of the Certificates and the Mezzanine Loan and on an ongoing basis following their issuance (subject to the agreement of Lender regarding confidential information set forth in Paragraph 24 of this Part A), provide all financial and statistical information, together with audits thereof and accountants' consents to the use thereof in the memorandum and in other materials provided to investors as shall be required by the Rating Agencies or by securities or other laws applicable to the Certificates or shall be requested by Lender;

    (d) Provide to investors ongoing information regarding the Mortgaged Premises, the Borrower and its affiliates, and the Loan (subject to the agreement of Lender regarding confidential information set forth in Paragraph 24 of this Part A) including without limitation the information required by Rule 144A under the Securities Act of 1933, as amended;

    (e) Provide such legal opinions, in form and substance and from counsel acceptable to Lender and each Rating Agency, as shall be required by the Rating Agencies or requested by Lender in connection with the issuance of the Certificates and the making of the Mezzanine Loan, including without limitation a

                                -28-                             May 24, 1996

        nonconsolidation opinion with respect to Borrowers and such of their affiliates as shall be requested by Lender, opinions regarding the tax status of Borrowers and their affiliates and the Certificates and Mezzanine Loan, a "10b-5" opinion regarding the memorandum (other than financial and statistical information included therein and the legal aspects of the tax and ERISA treatment of the Certificates) and first priority perfected security interest opinions with respect to the security for the Loan;

    (f) Provide such appraisals, environmental reports, engineering reports, insurance reports and other similar information, and updates thereto (except to the extent provided within the prior six months of the date of delivery which shall be no earlier than June 1), as shall be required by the Rating Agencies or requested by Lender;

    (g) Obtain and maintain such insurance as shall be required by the Rating Agencies in order for each class of Certificates to achieve its rating level at its anticipated initial principal amount;

    (h) Provide for any Certificates that represent a residual interest in a REMIC to be held by an affiliate of Prime Retail or an assignee thereof that (i) has sufficient resources to pay the tax liability associated with such Certificates, (ii) can and does make the representations required in a standard affidavit for REMIC residual holders and (iii) can and does otherwise comply with all laws applicable to the holder of a residual interest in a REMIC; and

    (i) Provide such representations and warranties as are typically required by Rating Agencies and investors in securitizations and financings similar to the transactions contemplated hereby.

    Lender will to the extent practicable and permitted by the Rating Agencies permit the Borrower to participate in conversations regarding major decisions in the Rating Agency process; provided that all Borrower contacts and conversations with the Rating Agencies regarding the transactions contemplated hereby shall be initiated through and participated in by Lender.

20. RELEASE OF MORTGAGED PREMISES. A Borrower may obtain (x) the release (in whole but not in part) of any individual Mortgaged Premises from the lien of the related Mortgage and Second Mortgage and (y) the release of such Borrower from obligations thereafter arising under the Loan Documents, at such Borrower's cost, upon satisfaction of each of the following conditions:

    (a) Lender shall receive payment of an amount (the "RELEASE AMOUNT") equal to the sum of (i) one hundred twenty-five percent (125%) of the then current Allocated Amount for such Mortgaged Premises plus (ii) such additional amount, to be applied in reduction of the principal balance of the Loan, as may be necessary

                                    -29-                          May 24, 1996

        so that, immediately after the release of the Mortgaged Premises, the Loan DSCR for the Loan shall be at least equal to the greater of
        (I) the Loan DSCR for the Loan on the Closing Date and (II) the Loan DSCR for the Loan immediately prior to release of the Mortgaged Premises, or if permitted by the Rating Agencies (without causing any Rating Agency to decrease its proposed rating of any class of Certificates or the principal amount of such class that is permitted to obtain such rating) the Loan DSCR for the Loan on the Closing Date;

    (b) Lender shall receive payment of all other amounts then due and payable under the Loan, including, without limitation, any prepayment fee described in Paragraph 10 of this Part A payable in connection with the Release Amount;

    (c) no default shall have occurred and be continuing either before or after giving effect to such release;

    (d) Lender shall have received the payment required under the Mezzanine Loan as discussed in Paragraph 7 of Part B of this Commitment; and

    (e) Unless the property being released is the sole Mortgaged Premises owned by the applicable Borrower and such Borrower is being released under the Loan and Mezzanine Loan, the Mortgaged Premises being released shall be transferred by the related Borrower to a third party, whether affiliated with Prime Retail or otherwise.

21. BUDGET APPROVAL. From and after the Increased Amortization Date, Borrower must obtain the approval of the Lender for each annual budget for the Mortgaged Premises, operating expenses for the Mortgaged Premises will be disbursed periodically in accordance with the approved annual budget, and expenses that arise for which amounts have not previously been budgeted must be approved separately.

22. MAGNOLIA BLUFF LEASE LOAN DOCUMENTS. The Lender shall have received and approved a true and complete copy of all documents executed and delivered in connection with the issuance of the Magnolia Bluff Lease and the Loan Agreement, including, without limitation, copies of the Loan Agreement and a policy of title insurance issued in connection with the execution of the Loan Agreement and the related transactions encumbering the fee estate of the property subject to the Magnolia Bluff Lease and any subsequent amendments to such documents including such amendments and/or other comfort as Lender or the Rating Agencies may require in order to protect, secure and enhance Lender's security in the Loan Agreement, the Magnolia Bluff Lease and the property encumbered thereby.

23. GROUND LEASE DOCUMENTS. Lender shall have received and approved a true and correct copy of each Ground Lease, and such related documents, including estoppel certificates

                                      -30-                       May 24, 1996

    and nondisturbance agreements with any Landlord or fee mortgagee as Lender or the Rating Agencies may require to protect a mortgagee's interest in such Ground Leases.

24. CONFIDENTIALITY OF CERTAIN BORROWER INFORMATION.  Lender agrees that
    (i) information furnished by Borrower to it regarding tenant sales and property figures and rent rolls and individual lease terms, and (ii) any information that (A) is not contained or required to be contained in the financial statements, and is not specifically described and required to be delivered to Lender pursuant to Part E, Paragraph 7, clause (b) or clause
    (d) (other than the first sentence and last three sentences thereof) but
    (B) is reasonably requested by the Lender pursuant to the Loan that Borrower reasonably considers confidential, shall be kept confidential; provided that:

    (a) Lender may include information regarding sales on a Mortgaged Premises basis for the year ended December 31, 1995 and a table of lease expirations in the aggregate in any disclosure document regarding the Certificates;

    (b) Lender may provide information regarding sales on a Mortgaged Premises basis, trends in sales on a Mortgaged Premises basis, rent rolls showing such information as is reasonably acceptable to Lender and any other information received by it from Borrower to any investor or prospective investor in Certificates that signs an agreement to keep such information confidential (provided that each such investor may use such information in a resale of its Certificates provided that the transferee signs the same confidentiality agreement);

    (c) The servicer of the Certificates shall provide (i) to all Certificateholders quarterly information regarding Loan DSCR, Loan Net Cash Flow, and occupancy rates of the Mortgaged Premises, and (ii) upon request, to Certificateholders that sign an agreement to keep such information confidential (provided that each such Certificateholder may use such information in a resale of its Certificates provided that the transferee signs the same confidentiality agreement) quarterly information regarding sales on a Mortgaged Premises basis, trends in sales on a Mortgaged Premises basis and rent rolls showing such information as is reasonably acceptable to Lender. In the event that there is an event of default under the Loan or Mezzanine Loan, or the Loan DSCR under the Loan or Mezzanine Loan shall decline to below 1.20, the foregoing information shall be provided on a monthly basis to any Senior Certificateholder (or in the case of an event of default or Loan DSCR decline under the Mezzanine Loan, any Junior Certificateholder) that signs an agreement to keep the information confidential (provided that each such Certificateholder may use such information in a resale of its Certificates provided that the transferee signs the same confidentiality agreement).

                                     -31-                          May 24, 1996

25. EXPANSION OF MORTGAGED PREMISES. Subject to clause (a) of Paragraph 19 of this Part A, each Borrower shall have the right to construct expansions to the improvements on its Mortgaged Premises, provided that (i) such construction shall increase the value of such Mortgaged Premises, (ii) such construction shall be performed in compliance with all applicable laws, (iii) such construction shall be funded solely by equity contributions by a direct or indirect parent company of the Borrowers and (iv) the method of such funding shall be addressed in the nonconsolidation opinion to be rendered with respect to Borrowers and shall not adversely affect the conclusion of such opinion.

26. DENOMINATIONS. The Certificates shall be issued in minimum denominations of $200,000 and shall be sold by CS First Boston Corporation in minimum lots of $500,000 to any buyer or group of buyers under common control.

                            B. MEZZANINE LOAN TERMS

1. MEZZANINE BORROWER. The borrowers of the Mezzanine Loan will be the Borrowers.

2. FORM OF FINANCING. The Mezzanine Loan will be issued in the form of a junior mortgage loan to each Borrower. Each such junior mortgage loan shall be secured by substantially the same documents as are described in Paragraph 11 of Part A hereof with respect to the Loan (subject to the subordination thereof to the Loan and to the rights of the Lender under the Mezzanine Loan set forth in this Part B). The Mezzanine Loan will be securitized in the form of the Junior Certificates.

3.  PRINCIPAL AMOUNT.  The initial principal amount of the Mezzanine
    Loan shall be $33,500,000 (the "Anticipated Junior Size"). The actual initial principal amount of the Mezzanine Loan will be determined (or, if pricing of the Junior Certificates occurs subsequent to the origination date of the Mezzanine Loan, adjusted) at the time of the initial pricing of the Junior Certificates to be not greater than the Selected Rating Agency Junior Size; provided that if the Lender Junior Size exceeds the Selected Rating Agency Junior Size, the excess shall be originated as Preferred Equity, subject to the conditions set forth in Part C of this Commitment. In addition, in the event that any of the Selected Rating Agencies does not permit there to be a class of Certificates rated "BB" or its equivalent, then the Mezzanine Loan shall not be made (or shall be repaid, if made) and in lieu of the Mezzanine Loan, the Preferred Equity will be originated, subject to the conditions set forth in Part C of this Commitment.

4. INTEREST. Subject to increase as provided in Paragraphs 1 and 19 of Part A of this Commitment, the interest rate on the Mezzanine Loan prior to the Securitization Closing Date will initially be a per annum rate equal to LIBOR plus three and one quarter percent (3.25%). At the pricing of the Junior Certificates, the per annum rate

                                     -32-                          May 24, 1996

    will be adjusted to be equal to the interpolated four year U.S. Treasury Securities rate plus five and one half percent (5.50%) plus a per annum rate equal to the per annum fees of the Servicer and Trustee for the Mezzanine Loan. Interest will be calculated on a 30/360 basis, and will be payable on the same payment dates as the Loan.

    Interest, to the extent not paid on a current basis, shall accrue and compound monthly at the Mezzanine Default Rate (as hereinafter defined) in effect from time to time. Upon the occurrence of a breach of the Mezzanine Loan Documents and until all breaches are cured, the yield on the rate on the Mezzanine Loan will be increased by 300 basis points (the "MEZZANINE DEFAULT RATE").

5. TERM. The Mezzanine Loan will have a seven (7) year term. At the pricing of the Junior Certificates such term will be adjusted to be seven (7) years from the Securitization Closing Date.

6.  AMORTIZATION.  From the Closing Date to the Securitization Closing
    Date, the Mezzanine Loan shall be an interest only loan with principal payable at maturity. From and after the Securitization Closing Date, the Mezzanine Loan will be amortized monthly over its seven year term. Principal and interest shall be paid on a level pay basis over such seven (7) year period, with interest on the declining principal balance.

7. PREPAYMENT. The Mezzanine Loan may be prepaid in whole or part, on thirty (30) days prior written notice to Lender, by paying the portion of the outstanding principal balance being prepaid together with interest to the date of such payment (or, if such payment is on a date other than a payment date under the Mezzanine Loan, interest to the next succeeding payment date following such payment) and any other amounts which may be owing under the terms of the Mezzanine Loan Documents (as hereinafter defined), including a prepayment fee equal to
    (a) two percent (2%) of the outstanding principal balance of the Mezzanine Loan, if such prepayment occurs in the first (1st) Mezzanine Loan year, or (b) one percent (1%) of the outstanding principal balance of the Mezzanine Loan, if such prepayment occurs in the second (2nd) Mezzanine Loan year, except as otherwise permitted under Paragraph 1 of Part A hereof. Notwithstanding the foregoing, no prepayment fee shall be payable in connection with the application by Lender of insurance proceeds or condemnation awards to reduce the outstanding principal balance of the Mezzanine Loan.

    If Lender exercises its right to accelerate the maturity date following any default (beyond any applicable notice and/or grace period) by Borrower, any tender of payment, whether made by Borrower, its successors or assigns or by anyone on behalf of Borrower, of the amount necessary to satisfy the entire indebtedness remaining at any time prior to a foreclosure sale, shall be deemed (a) to constitute an evasion of the prepayment privilege and (b) to be a voluntary prepayment, which shall require payment of the prepayment fee set forth herein.

                                     -33-                          May 24, 1996

     Notwithstanding the foregoing, Borrower shall prepay the Mezzanine Loan in part simultaneously with any release of a Mortgaged Premises from the lien of the Mortgage as discussed under Paragraph 20 of Part A of this Commitment, at which time:

     (a) Lender shall receive payment of an amount (the "MEZZANINE RELEASE AMOUNT") equal to the sum of (i) one hundred twenty-five percent (125%) of the then current Mezzanine Allocated Amount for such Mortgaged Premises plus (ii) such additional amount, to be applied in reduction of the principal balance of the Mezzanine Loan, as may be necessary so that, immediately after the release of the Mortgaged Premises, the combined Loan DSCR for the Loan and the Mezzanine Loan shall at least equal the greater of (I) the combined Loan DSCR for the Loan and the Mezzanine Loan on the Closing Date and (II) the combined Loan DSCR for the Loan and the Mezzanine Loan immediately prior to release of the Mortgaged Premises or, if permitted by the Rating Agencies (without causing any Rating Agency to decrease its proposed rating of any class of Certificates or the principal amount of such class that is permitted to obtain such rating) the combined Loan DSCR for the Loan and the Mezzanine Loan on the Closing Date; and

     (b) Lender shall receive payment of all other amounts then due and payable under the Mezzanine Loan, including, without limitation, any prepayment fee described above payable in connection with the Mezzanine Release Amount.

8. NET EXCESS CASH FLOW. All Excess Cash Flow less the operating expenses of Borrower ("NET EXCESS CASH FLOW") will be transferred from the Lockbox Account under the Loan to a sweep account under the Mezzanine Loan to be applied to payment of amounts due under the Mezzanine Loan. Any amounts of Net Excess Cash Flow remaining after payment of all amounts then due under the Mezzanine Loan, subject to Paragraph 11 of this Part B, will be released to Borrower.

9. LENDER RIGHTS. Under the Mezzanine Loan, Lender will be entitled to the following consent rights with respect to the operation of Borrower. Without the consent of Lender under the Mezzanine Loan, Borrower shall not merge, consolidate, or acquire assets (except in connection with a permitted substitution or a permitted expansion of Mortgaged Premises under the Loan and Mezzanine Loan), amend its organizational documents, amend or refinance the Loan, sell or transfer any of the Mortgaged Premises (except in connection with a permitted substitution or release under the Loan and Mezzanine Loan), permit any transfers of ownership of Borrower to occur, incur indebtedness other than the Loan and the Mezzanine Loan or enter into contracts with or make payments to affiliates (except on a commercially reasonable arm's length basis), other than the Management Agreement approved by the Lender or replace the Manager or amend the Management Agreement (in either case, except if directed by Lender under the Loan).

                                     -34-                          May 24, 1996

10. TRANSFERS. The Mezzanine Loan and the Junior Certificates will be freely transferable by Lender. Prime Retail agrees that it (or one of its affiliates) shall be the initial purchaser of the Junior
     Certificates from Lender at a price equal to the principal amount thereof plus accrued interest thereon.

11.  DEFAULT REMEDY.  In the event that payments under the Mezzanine
     Loan are not made when due, or there is any other default under the Mezzanine Loan Documents beyond any applicable notice and/or grace period, Lender shall have standard remedies, including acceleration and realization on its security. Notwithstanding the foregoing, for so long as the Loan is outstanding, the remedies of Lender under the Mezzanine Loan shall be limited to the following: (a) Lender may cause the removal of the existing property manager and designate a replacement property manager, and (b) all Net Excess Cash Flow in excess of scheduled payments under the Mezzanine Loan will be applied to the prepayment of the Mezzanine Loan. In addition, Lender will have the right to put the Mezzanine Loan to Prime Retail at a price equal to the principal amount thereof plus accrued and unpaid interest thereon on the maturity date of the Mezzanine Loan or to terminate and replace the existing Property Manager in the event that there is (i) a change in control of the applicable Borrower, (ii) the acquisition of more than fifty percent (50%) of the ownership in, or control of, Prime Retail, Inc. by any party or group of related parties that does not hold such interest or such control (either through stock ownership in Prime Retail, Inc. or limited partnership unit ownership in Prime Retail) on the Closing Date, or (iii) Prime Retail, Inc. ceasing to own one hundred percent (100%) of the general partnership interest in, and to have sole control of Prime Retail (to the same extent as Prime Retail Inc. has control over Prime Retail under the existing terms of the partnership agreement of Prime Retail). The holder of the Mezzanine Loan will have the right to cure any default under the Loan, unless the Mezzanine Loan is held by Borrower or an affiliate. Lender will also have the right to exercise the foregoing remedies in clauses (a) and
     (b) of the second sentence of this paragraph in the event that the combined Loan DSCR is less than 1.15 for the trailing twelve (12) month period (unless the Selected Rating Agencies shall require a higher coverage test to rate the Junior Certificates the Minimum Rating); provided that the right to receive Net Excess Cash Flow in excess of the scheduled payments on the Mezzanine Loan upon a decline in Loan DSCR will terminate in the event that the combined Loan DSCR shall increase to 1.45 for four successive calendar quarters and the right to receive such Net Cash Flow upon a default will terminate if the default is cured.

12. CROSS-DEFAULT. A default under the Loan shall also constitute a default under the Mezzanine Loan.

13. SUBORDINATION OF AFFILIATE FEES. Any fees payable by Borrowers to affiliates, including management fees, shall be subordinate to the Mezzanine Loan, to the same extent as under the Loan.

                                     -35-                          May 24, 1996

14.  REPURCHASE OF JUNIOR CERTIFICATES.  Lender acknowledges that CS
     First Boston (Hong Kong) Limited has agreed to enter into a standard Public Securities Association Repurchase Agreement with Prime Retail with respect to the Junior Certificates, for a two year period following the purchase of the Junior Certificates by Prime Retail, pursuant to the terms set forth in the letter of CS First Boston (Hong
     Kong) Limited to Prime Retail of May 24, 1996, a copy of which is or will be attached as Exhibit B hereto (the "Repurchase Commitment"). Pursuant to such letter, 75% of the fair market value of the Junior Certificates will be financed under such Repurchase Agreement. If so elected by Borrower by notice given not less than five business days prior to the Securitization Closing Date, CS First Boston Mortgage Capital Corp. agrees that it or an affiliate will finance the remaining 25% of the fair market value of the Junior Certificates (provided, however, that on the Securitization Closing Date the amount of the repurchase financing provided by CS First Boston Mortgage Capital Corp. on the Junior Certificates shall be such that the total amount of repurchase agreement financing as of such date shall be not less than the principal amount of the Junior Certificates; provided further that at all times after the Securitization Closing Date CS First Boston Mortgage Capital Corp. shall not provide financing in an amount in excess of 25% of the fair market value of the Junior Certificates, and Prime Retail shall be required to repay or collateralize any amount of financing in excess thereof) on the same terms as set forth in the Repurchase Agreement and the Repurchase Commitment (including, without limitation, recourse to Prime Retail Inc., solely in its capacity as general partner of Prime Retail), except that the interest rate on such additional financing will be equal to LIBOR plus a margin of seven percent (7.00%).

                           C. PREFERRED EQUITY TERMS

1. TERMS OF PREFERRED EQUITY. Preferred Equity means financing in the form of subordinate debt or preferred equity and secured by the Preferred Equity Excess Cash Flow. The "PREFERRED EQUITY EXCESS CASH FLOW" means the Net Excess Cash Flow of all the Borrowers less any required payments on the Mezzanine Loan. Preferred Equity may be issued either by the Borrowers or by a parent of the Borrowers, which shall, if elected by Lender, be a special purpose bankruptcy remote entity formed for the purpose of issuing the Preferred Equity. Preferred Equity shall be issued only if the legal structure and rights of the Preferred Equity and the legal structure of the Preferred Equity issuer are acceptable to Lender and the Rating Agencies; provided that such structure shall not require a pledge of the existing 98% general partnership interest of Prime Retail in the Borrowers.

2. AMOUNT. Subject to the conditions in the preceding Paragraph 1 of this Part C, Preferred Equity will be issued if either (i) the Lender Junior Size exceeds the Selected Rating Agency Junior Size (a "Sub-Mezzanine Issuance" of Preferred Equity), in which case Preferred Equity will be issued in the amount of the excess or (ii) in the event that any of the Selected Rating Agencies does not permit there to be a class of Certificates

                                  -36-                        May 24, 1996

     rated "BB" or its equivalent (a "Mezzanine Substitute Issuance" of Preferred Equity), in which case Preferred Equity will be issued in the amount that can meet the Preferred Equity DSCR; provided that in either event, the amount of the Preferred Equity shall not be greater than that permitted by the Selected Rating Agencies under the Selected Structure.

3. RATE. The interest rate or preferred yield on the Preferred Equity shall equal (i) in the case of a Sub-Mezzanine Issuance, LIBOR plus seven percent (7.00%), and (ii) in the case of a Mezzanine
     Substitute Issuance, LIBOR plus six percent (6.00%).

4. TERM. The Preferred Equity shall have a four year term or a five year term with the first year being interest only, if a Mezzanine Substitute Issuance and a three year term if a Sub-Mezzanine
     Issuance. The Preferred Equity shall be issued on the Securitization Closing Date.

5.   AMORTIZATION.  Except as otherwise provided in the preceding
     Paragraph 4, the Preferred Equity shall amortize over its term based on level payments of principal and interest, with interest on the declining principal balance.

6. CERTAIN RIGHTS. Without limiting the condition in Paragraph 1 of this Part C, the Preferred Equity shall, unless otherwise elected by Lender, have the same rights as those of the Mezzanine Loan set forth in Paragraphs 4 (second paragraph), 7, 8, 9, 11, 12 and 13 of Part B of this Commitment.

7. TRANSFER. The Preferred Equity shall be freely transferable by Lender.

8. DELAYED ISSUANCE. If so elected by Borrower, the Preferred Equity issued in a Mezzanine Substitute Issuance may provide that rather than being purchased immediately it shall be purchasable in not more than two (2) installments during the first year of its term (in which event there shall be no amortization during such first year).

9. INTEREST RATE CAP. Prior to the issuance of the Preferred Equity in a Mezzanine Substitute Issuance, Borrower shall purchase an interest rate cap from a counterparty rated "AA" or better and included in the list of permitted counterparties for the Cap with respect to the Loan, and having terms reasonably acceptable to Lender. Such interest rate cap shall provide for monthly payments on the payment dates for the Preferred Equity based on the initial principal amount of the Preferred Equity, an actual/360 day count fraction and the excess of LIBOR over the Preferred Equity Cap Required Strike Rate (as hereinafter defined) and shall have a term equal to the term of the Preferred Equity. The Preferred Equity Cap Required Strike Rate is seven percent (7.00%). Borrower may at its option purchase an interest rate cap that requires payments to be made in accordance with the preceding formula except that the LIBOR rate at which the counterparty is required to make payments is lower at all times than

                                         -37-                      May 24, 1996

     the Preferred Equity Required Cap Strike Rate (such lower rate the "PREFERRED EQUITY ACTUAL CAP STRIKE RATE"). Borrower shall be obligated to replace any interest rate cap for the Preferred Equity in the event that the rating of the counterparty shall be downgraded below "AA" or its equivalent, qualified or withdrawn by any Rating Agency or there shall be a breach or default thereunder. The counterparty for any replacement cap for the Preferred Equity shall be selected by Borrower from a list of counterparties reasonably agreed to by Borrower and Lender, or if Borrower and Lender are unable to agree upon a list, shall be selected by Lender in its reasonable discretion; provided that such counterparty shall have the required rating set forth above.

                       D.     CREDIT FACILITY TERMS

     Lender shall make available to Prime Retail the Credit Facility in the aggregate principal amount of $50,000,000 to be used to make mortgage loans in connection with additional factory outlet centers acquired or developed by Prime Retail.

1. PRINCIPAL AMOUNT OF ADVANCES. Subject to the aggregate principal amount set forth above, the principal amount available for each advance under the facility will be comprised of two components:

     (a) The first component ("ADVANCE COMPONENT 1") will be determined by following parameters:

          (i) the principal amount will be the amount that would result from the Rating Agency Senior DSCR used by the Selected Rating Agencies in determining the principal amount of the Loan (if there is more than one Selected Rating Agency, based on the higher Rating Agency DSCR of the two). In calculating whether such DSCR level is met, the Net Cash Flow to be input into the numerator shall be Net Cash Flow on the applicable property or properties as determined by Lender, using a methodology similar to that of the Selected Rating Agencies for purposes of sizing the Senior Certificates and the debt service to be input into the denominator shall be equal to the greater of (i) the actual annual interest payments on such component based on the LIBOR rate then in effect and (ii) the amount of Advance Component 1 divided by a debt constant of 10.5%.

     (b) The second component ("ADVANCE COMPONENT 2") will be determined by the following parameters:

          (i) the principal amount will be the amount that would result from Junior DSCR used by Lender in determining the principal amount of

                                     -38-                          May 24, 1996

               the Mezzanine Loan. In calculating whether such DSCR level is met, the Net Cash Flow to be input into the numerator shall be Net Cash Flow on the applicable property or properties as determined by Lender, using a methodology similar to that of the Selected Rating Agencies for purposes of sizing the Senior Certificates and the debt service to be input into the denominator shall be equal to the sum of (A) the greater of (i) the actual annual interest payments on Advance Component 1 based on the LIBOR rate then in effect and (ii) the amount of Advance Component 2 divided by the debt constant used by the Selected Rating Agencies for the purpose of sizing the Junior Certificates (or if no Junior Certificates are issued, based on the debt constant that would have been used for such sizing as provided to Lender by the Rating Agencies) and (B) the greater of (i) the actual annual interest payments on Advance Component 1 based on the LIBOR rate then in effect and (ii) the amount of Advance Component 1 divided by a debt constant of 10.5%.

2. INTEREST RATE. The per annum interest rate on Advance Component 1 of each advance will be equal to LIBOR plus 2.25% and the per annum interest rate on Advance Component 2 of each advance will be equal to LIBOR plus 5.20%. Interest will be calculated on an actual/360 basis and will accrue from each payment date to the day preceding the next payment date.

3. TERM. The Credit Facility shall have a term of one (1) year and shall automatically be renewed for a one (1) year renewal period, provided that (a) as of the date ninety (90) days prior to the anniversary of the Closing Date, all mortgage loans and components thereof made under the Credit Facility have a Loan DSCR at least equal to the Loan DSCR thereof on the date of its origination unless Lender shall otherwise consent and (b) there shall have been no change in the financial status of Prime Retail or any borrower under the Credit Facility that has a material, adverse effect on its ability to perform its obligations under the Credit Facility or its mortgage loan.

4. FEES. In connection with the Credit Facility, Prime Retail shall pay to Lender (a) an investment advisory firm fee in the amount of $500,000 on the Closing Date and (b) a draw fee equal to one quarter of one percent (1/4%) of the original principal amount of any mortgage loan advanced under the Credit Facility. In the event that Borrower shall repay the Credit Facility, in whole or in part (including a repayment upon the termination of the Credit Facility), and such repayment is made directly or indirectly in connection with or from proceeds of a loan, securitization or other financing of any Mortgaged Premises, Borrower shall pay Lender an exit fee (the "EXIT FEE") equal to one percent (1%) of the maximum funded loan amount with respect to each Mortgaged Premises at the time of release of the lien with respect to such Mortgaged Premises; provided, however, that (i) if Borrower shall have offered Lender the right to enter into such loan, securitization or other financing, as sole lender or manager, as applicable,

                                          -39-                     May 24, 1996

     on substantially the same terms and Lender shall have rejected such offer within four business days, the Exit Fee shall be waived, and
     (ii) if Lender shall act as the sole lender or manager, as the case may be, with respect to such loan, securitization or other financing, the Exit Fee shall be credited against fees payable to Lender in connection with such loan, securitization or other financing. Failure by Lender to give notice to Borrower of acceptance or rejection of such offer within four business days shall be deemed a rejection of such offer. Borrower shall not be required to pay Exit Fees in excess of $500,000.

5. CONDITIONS. The origination of mortgage loans under the Credit Facility shall be subject to all of the conditions with respect to the origination of the Loan as set forth in this Commitment, including without limitation that each borrower under the Credit Facility shall be a special purpose entity meeting the same criteria as Borrowers, except to the extent otherwise provided in this Part D, and that each borrower will deliver loan documents, due diligence materials and legal opinions similar to those required hereunder, with such changes as may be reasonably required based on the different circumstances of loans under the Credit Facility.

6. PREPAYMENT. Mortgage loans under the Credit Facility shall be prepayable at any time, in whole or in part, subject to payment of the Exit Fee as described above.

7. RECOURSE. Mortgage loans under the Credit Facility shall be made on a recourse basis.

8.   REVOLVING CREDIT FACILITY.  Any amount lent under the Credit
     Facility may be repaid and reborrowed during the term of the Credit
     Facility.

                                   E.     CONDITIONS

     The Lender's obligation to make the Loan and the Mezzanine Loan to Borrowers to purchase the Preferred Equity and to enter into the Credit Facility is subject to satisfaction of each of the following conditions:

1. LOAN DOCUMENTS, MEZZANINE LOAN DOCUMENTS AND CREDIT FACILITY. Borrowers shall have executed and delivered to Lender (i) the Note,
     (ii) the Mortgage, (iii) the Assignment of Leases and Rents, (iv) the Guaranty, (v) the Second Mortgage, (vi) the Second Assignment,
     (vii) the Lockbox Agreement, (viii) all other documents required by Lender to be executed and/or delivered by or on behalf of Borrowers in connection with the Loan (collectively, the "LOAN DOCUMENTS"),
     (ix) all documents required by Lender to be executed and/or delivered by or on behalf of Borrowers in connection with the Mezzanine Loan (the "MEZZANINE LOAN DOCUMENTS"), (x) all documents required by Lender to be executed and/or delivered by or on behalf of Prime Retail in connection with the Credit Facility (the "CREDIT FACILITY DOCUMENTS") and (xi) all documents required by Lender to be executed and delivered by or on behalf of

                                       -40-                        May 24, 1996


     Borrowers, or if applicable a parent of the Borrowers in connection with the Preferred Equity (the "PREFERRED EQUITY DOCUMENTS").

2. TITLE. Title to the fee simple estate or leasehold estate, as applicable, in each Mortgaged Premises shall be vested in the applicable Borrower and shall be free, clear and unencumbered, except for taxes not yet due and payable and such other matters as Lender's legal counsel determines to be acceptable.

3. TITLE INSURANCE. A fully paid ALTA policy of title insurance (1970 Form B) (the "TITLE POLICY") shall be issued in form and by a company acceptable to Lender, in an amount not less than the original principal balance of the Loan. The Title Policy shall insure that the Loan is a valid first lien on Borrowers' fee simple estate or leasehold estate, as applicable, in the Mortgaged Premises, free and clear of all defects and encumbrances except as Lender and its counsel have approved in writing, which Title Policy shall be assignable without additional cost. The Title Policy shall, to the extent reasonably available in the applicable jurisdiction, include:

     (a)  Coverage against mechanics' liens throughout the term of the Loan;
     (b)  comprehensive endorsement (Form 100);
     (c)  tie-in endorsement;
     (d)  usury endorsement;
     (e)  zoning endorsement;
     (f)  environmental lien endorsement;
     (g)  contiguity endorsement;
     (h)  access endorsement;
     (i)  survey endorsement;
     (j)  mineral rights endorsement;
     (k)  first loss endorsement;
     (l)  last dollar endorsement;
     (m)  no exclusion for creditors' rights;
     (n)  doing business endorsement; and
     (o) such other affirmative insurance and endorsements as may be required by Lender.

4.   INGRESS, EGRESS AND EASEMENTS.

     (a) Ingress and egress to the Mortgaged Premises shall be by public road or by a deeded right-of-way easement included as part of the Mortgaged Premises and insured under the Title Policy.

     (b) All easements, servitude's, and other agreements, if any, regarding the mutual use and/or maintenance of any access roads, drainage and retention facilities, parking garages, parking areas, recreation areas, party walls, common areas or otherwise in any way affecting or appurtenant to the Mortgaged Premises shall

                             -41-                                  May 24, 1996

          be subject to the approval of Lender, and all appurtenant easements or servitude's shall be insured under the Title Policy.

5. REQUIREMENTS PRIOR TO CLOSING. Prior to the Closing Date, each Borrower shall provide Lender with the following:

     (a) SURVEY. A current or updated title survey of the Mortgaged Premises prepared by a licensed or registered land surveyor acceptable to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys for the classification of an "Urban Survey" and including items from the list of "Optional Survey Responsibilities and Specifications" (Table A) as reasonably required by Lender. Such survey must (i) be certified to Lender and the title insurance company issuing the Title Policy,
          (ii) delineate all improvements in place, including parking areas, driveways, walkways, exits and entrances, all easements, adjoining public streets and alleys and access thereto, encroachments and utilities, including water and sewer lines to the point of connection with the public system and (iii) set forth the complete legal description of the Mortgaged Premises. The survey must show a state of facts acceptable to Lender and the title company issuing the Title Policy, including all improvements within lot lines, no encroachments by adjoining property owners, and no utility lines running under buildings in the survey area, and be prepared and certified to by a duly registered land surveyor or engineer.

     (b) OWNER'S AFFIDAVIT. An Owner's Affidavit affirming, among other things: (i) that all costs for labor and material for the construction of the Improvements have been paid in full or will be paid when due, unless being contested as permitted in the Loan Documents, (ii) that Borrower has paid for and is the owner of all furnishings, fixtures, and equipment free of any security interests or liens, except for such items as are yet to be paid for in the ordinary course of business,
          (iii) that no bankruptcy or insolvency proceedings have been instituted by or against Borrower or an entity related to Borrower, and (iv) such other matters as Lender or its legal counsel shall require.

     (c) OPINION OF COUNSEL. An opinion from counsel satisfactory to Lender that:

          (i) Borrower is a duly organized limited or general partnership in good standing with authority to do business in each state where a Mortgaged Premises is located;

          (ii) Borrower has the power to acquire, and grant a lien on and a security interest in, the Mortgaged Premises and the other property securing the Loan and Mezzanine Loan, and to engage in the transaction contemplated by this commitment;

                        -42-                                        May 24, 1996


          (iii) the Loan Documents and Mezzanine Loan Documents have been duly executed and are valid and binding obligations of Borrower and enforceable in accordance with their terms;

          (iv) the Loan Documents and Mezzanine Loan Documents create a valid, perfected security interest in favor of Lender in the Reserves and the Escrows, the Expansion Escrow, the interest rate cap, and any collateral securing the Mezzanine Loan;

          (v) Neither the Loan transaction nor the Mezzanine Loan transaction is usurious; and

          (vi) such other matters as Lender may reasonably require, including with respect to the Credit Facility and Preferred Equity and opinions for the Securitization.

    (d) INSURANCE. Subject to such greater requirements as shall be imposed by the Rating Agencies in connection with the Securitization, Lender shall be furnished insurance coverage on each Mortgaged Premises (i) issued by (A) U.S.F.&G. (if acceptable to the Rating Agencies) or (B) a company or companies licensed to do business in each state where such Mortgaged Premises is located and rated at least within the top three (3) ratings categories by Standard & Poor's Rating Services and
          (ii) on forms satisfactory to Lender. Such coverage shall be in the following forms and amounts and shall be submitted to Lender for approval twenty (20) days prior to the Closing Date.

          (i) Fire and Extended Coverage insurance, and Boiler and Machinery insurance (if applicable), with Full Replacement Cost endorsement and Mortgagee Clause naming Lender as loss payee.

          (ii) Comprehensive General Liability insurance with Broadened Coverage endorsement which, together with Umbrella or Excess Coverage, provides Combined Single Limits Coverage in amounts approved by Lender and Rating Agencies at all times.

          (iii) Flood insurance, if the Mortgaged Premises are located in a flood plain, for the maximum amount available.

          (iv) Rent Loss insurance in an amount equal to the greater of (x) twelve (12) (or, if required by the Rating Agencies, eighteen
                (18)) months gross rental income from the Mortgaged Premises or (y) twelve (12) (or, if required by the Rating Agencies, eighteen (18)) months of operating expenses for the Mortgaged Premises, including debt service on the applicable Allocated Amount.

                               -43-                                 May 24, 1996

                Lender must be furnished with the original policy or policies prior to closing.

    (e) LEASES. Duplicate originals or certified copies of such leases as Lender may request and of the standard form of lease used at its Mortgaged Premises, the form and substance of which shall be subject to the approval of Lender.

         All existing leases and all future leases, and any amendments or modifications thereto, or terminations thereof, shall be entered into on commercially reasonable, arms length terms for the market in which the applicable Mortgaged Premises is located; provided that the term of such leases shall not exceed fifteen (15) years.

    (f) TENANT ESTOPPEL CERTIFICATES. A written certification by the tenant under (a) leases generating (i) at least seventy-five percent (75%) of the Rents at each Mortgaged Premises or (ii) with respect to up to two (2) Mortgaged Premises, leases generating at least sixty percent (60%) of the Rents, provided that Borrower shall provide a satisfactory certification with respect to the remainder of the leases of such Mortgaged Premises plus (b) such other leases as the Rating Agencies may require, setting forth the commencement date of the lease term and confirming (except as otherwise stated therein) that: (A) the tenant has accepted the premises, has made no advancements for or on behalf of Borrower as landlord for which tenant has the right to deduct from or offset against future rentals as of the date of certification and has not paid rent for more than the current month during which certification is made, (B) the lease is in full force and effect, free from any default by either party, and has not been changed, modified or amended except as stated in the certification of the tenant, (C) all improvements required to be made by landlord under the lease have been completed in accordance with plans and specifications approved by tenant, tenant is in full and complete possession thereof, and all of landlord's obligations under the lease have been performed, (D) the term, monthly rental, square feet of leased area, and a listing of any rental concession or inducements granted to tenant as part of the lease transaction, (E) tenant agrees not to pay rent more than one month in advance, (F) tenant currently has no right to terminate the lease under any "kick-out clause" and (G) such other matters as Lender may reasonably request. The information provided in such certifications must be reasonably satisfactory to Lender. Notwithstanding the foregoing, in the event that Borrowers, using their best efforts, are not able to obtain the required estoppel certificates by the Closing Date, Borrowers shall be deemed to have complied with the first sentence of this paragraph if they provide (i) estoppel certificates by the tenant under leases generating at least fifty percent (50%) of the Rents at each Mortgaged Premises on the Closing Date, and (ii) the remaining estoppel certificates required by such sentence on the earlier of September 1, 1996 and the Securitization Closing Date. Failure to provide such remaining estoppel certificates shall constitute a default under the Loan.

                               -44-                                May 24, 1996

    (g) TAXES AND ASSESSMENTS. Evidence satisfactory to Lender that all installments of special taxes or assessments, service charges, water and sewer charges, private maintenance charges, and other prior lien charges by whatever name called, whether then due on the Closing Date or payable thereafter, and all installments of general real estate taxes due and payable, have been paid in full on or before the Closing Date.

    (h) COMPLIANCE WITH ZONING, BUILDING, ENVIRONMENTAL AND OTHER LAWS. Evidence satisfactory to Lender that (i)(A) any required certificate of occupancy has been validly issued for the Mortgaged Premises (ii) the Loan and the Mortgaged Premises and the actual use thereof comply with all laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the same and (iii) is no action or proceeding pending before any court, quasi-judicial body or administrative agency at the time of any disbursement by Lender relating to the validity of the Loan or actual use of the Mortgaged Premises. All rights to appeal any decision rendered must have expired prior to the Closing Date.

    (i) APPRAISALS. An appraisal prepared by a third-party real estate appraiser, and in form and substance, satisfactory to Lender. Lender hereby approves Cushman & Wakefield as an appraiser.

    (j) ENVIRONMENTAL REPORT. An Environmental Report dated within six (6) months of the Closing Date, in form and substance, and prepared by a qualified environmental consultant, acceptable to Lender with respect to an investigation and audit of the Mortgaged Premises to determine whether the Mortgaged Premises has been contaminated by any toxic waste or hazardous materials (as such contaminants are defined by federal and state environmental protection, "Superfund" and hazardous waste legislation and regulations), as well as whether the Mortgaged Premises contains any asbestos containing material in friable form. The Environmental Report must be based on a review of past and present uses of the Mortgaged Premises, and adjacent properties, as well as onsite inspections, test boring reports and other investigative methods deemed advisable or necessary by the consultant to permit a conclusion as to any apparent or likely contamination of the Mortgaged Premises by any toxic or hazardous materials, including the presence of asbestos containing material in friable form. Borrower shall pay all costs, including laboratory analysis charges. If friable asbestos containing material or any toxic or hazardous wastes are found to exist on the Mortgaged Premises, then Lender shall have the option of requiring a complete clean-up or removal of such material prior to the Closing Date or of excluding the affected Mortgaged Premises from this transaction and reducing the principal amount of the Loan by the Allocated Amount for such Mortgaged Premises. With respect to any Environmental Report that was not originally addressed to Lender, Borrower shall provide on

                             -45-                                  May 24, 1996

         the Closing Date a reliance letter for the benefit of Lender with respect to such Environmental Report, in form and substance acceptable to Lender.

    (k) ENGINEERING REPORT. An Engineering Report dated within six (6) months of the Closing Date, in form and substance, and prepared by a consulting engineer, acceptable to Lender with respect to an inspection of the Mortgaged Premises to determine its compliance with applicable building codes and the existence of any deferred maintenance and physical defects at such Mortgaged Premises. Lender hereby approves Merritt & Harris as the consulting engineer for preparation of the Engineering Report.

    (l) SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. To the extent reasonably required by Lender, a Subordination, Non-Disturbance and Attormnent Agreement executed by each tenant that is not by its terms subordinate to the Mortgage providing that, among other things, (i) the applicable lease and all of tenants rights thereunder shall be subject and subordinate to the liens, terms, covenants and provisions of the Mortgage and the Second Mortgage and Lender's rights thereunder, provided that, for so long as a tenant is not in default under its lease, Lender, shall not name tenant as a party defendant or seek to terminate tenant's lease in connection with a foreclosure of the Mortgage, (ii) upon Lender or its nominee or designee taking title to the Mortgaged Premises, such tenant shall recognize Lender as its landlord under the applicable lease and (iii) if Lender or its nominee or designee shall take title to the Mortgaged Premises, it shall not be liable for any damages resulting from defaults by Borrower under the applicable lease that occurred prior to taking such title.

    (m) RECIPROCAL EASEMENT AGREEMENTS. Copies of all reciprocal easement agreements and other documents recorded against, or affecting operation of, the Mortgaged Premises.

    (n) RENT ROLL. A statement, in affidavit form and in such reasonable detail as Lender may require, of all Leases on the Mortgaged Premises as of a date not more than thirty (30) days prior to the Closing Date.

    (o) FINANCIAL INFORMATION. Audited financial statements for Prime Retail for the fiscal years 1994 and 1995, audited financial statements for each Mortgaged Premises for each fiscal year from commencement of its operation by the applicable Borrower through 1995, and forecasted pro forma statements for fiscal year 1996 of each Mortgaged Premises.

    (p) ORGANIZATIONAL DOCUMENTS. Copies, certified as true and correct, of the organizational documents of Borrower and, if Borrower is a limited partnership

                                     -46-                          May 24, 1996

          or a limited liability company, of Borrower's general partner or managing member.

     (q) ACCOUNTANTS' CONSENT. The consent of Borrowers' accountants for use of Borrowers' financial statements in disclosure documents in connection with the securitization.

6. APPROVAL AND RECORDING OF DOCUMENTS, CHANGE OF STANDARDS. The form and substance of all existing or proposed Loan Documents, Mezzanine Loan Documents, Preferred Equity Documents, Credit Facility Documents, agreements, contracts, leases, plans, surveys, insurance policies, and other documents which are necessary to satisfy any condition of the Commitment shall be satisfactory in form and substance in all respects to Lender and its counsel. Lender reserves the right to require recording or filing of any document or memorandum thereof executed or delivered in connection with the Loan or the Mezzanine Loan or the Credit Facility. Any documents, policies, conditions or any other matters relating this Commitment shall be subject to Lender's approval.

7. SPECIAL MORTGAGE PROVISIONS. The Mortgage and other applicable documents shall contain, in addition to other provisions that may be required hereby, the following provisions binding on each Borrower and all successive owners of the Mortgaged Premises:

     (a) MAINTENANCE OF IMPROVEMENTS. Borrower shall constantly maintain, and shall not diminish in any respect, the Mortgaged Premises including any on-site paved parking areas during the existence of the Mortgage.

     (b) RENT ROLL. Borrower shall furnish to Lender a quarterly statement, in affidavit form and containing such information and in such detail as Lender may reasonably require, of all leases affecting the Mortgaged Premises and, on demand, executed counterparts of any and all such leases.

     (c) SUBORDINATE FINANCING. Borrower shall not be permitted to place any subordinate mortgage against the Mortgaged Premises, except a subordinate mortgage in favor of Lender to secure the Mezzanine Loan.

     (d) INSPECTION OF RECORDS AND ANNUAL STATEMENT. Lender shall have the right, at all reasonable times, to inspect the Mortgaged Premises and all books, records, plans, drawings or other documents regarding the operation of or describing the Mortgaged Premises and make copies thereof during normal business hours and upon reasonable notice to Borrower. Borrower will furnish Lender detailed financial and operating statements (which shall, in the case of annual statements, be audited by a "Big Six" accounting firm), setting forth the income and expenses of the operation of the Mortgaged Premises in such detail as Lender

                                     -47-                          May 24, 1996

          may reasonably require, within forty-five (45) days after the close of each calendar quarter and within ninety (90) days after the close of each calendar year. Such operating statements shall be prepared on an accrual basis and shall attach a schedule showing actual cash receipts. Each statement shall be accompanied by the certification of (i) a certified public accountant approved by Lender (with respect to annual statements) or (ii) Borrower (with respect to quarterly statements) to the effect that the statement has been prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved. In addition, Borrower will provide Lender, within forty-five (45) days after each calendar quarter, updated occupancy statements and tenants sales reports for each property. If there is an event of default under the Loan or Mezzanine Loan, or the Loan DSCR under the Loan or Mezzanine Loan shall decline below 1.20, Borrower shall provide all the foregoing information on a monthly basis, within fifteen (15) days after the end of each month. Borrower shall also provide any other information specifically required to be disseminated by it pursuant to Paragraph 24 of Part A. Information required to be delivered under this clause (d) (and the preceding clause (b)) shall be subject to the provisions of such Paragraph 24 to the extent provided in such Paragraph 24. Borrower will also provide, within fifteen (15) days after request, such other information as Lender shall reasonably request.

     (e) TRANSFER RESTRICTIONS. In the event Borrower, by mortgage, conveyance or encumbrance, grants to any other party a security interest in the Mortgaged Premises or any part thereof or in any interest in Borrower, directly or indirectly, without the written consent of Lender in its sole discretion, except in connection with the Mezzanine Loan, or in the event Borrower shall sell or otherwise transfer the Mortgaged Premises or any part thereof, or agree to do the same, by purchase agreement, land contract or otherwise (unless Borrower's obligations under any such agreement or contract shall be subject to the fulfillment of all conditions to such transaction imposed by the Loan Documents), without the written consent of Lender in its sole discretion, or in the event of a transfer of an interest in Borrower without the written consent of Lender in its sole discretion, then Lender may, at its election, declare the entire indebtedness to be immediately due and payable without notice to Borrower.

     (f) NO COOPERATIVE OR CONDOMINIUM. Borrower shall not operate the Mortgaged Premises or permit same to be operated as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control, or management of the Mortgaged Premises or any part thereof as tenant, stockholder or otherwise.

     (g) PREMISES TO BE SOLD AS ONE UNIT. Borrower shall waive its rights, if any, to require that the Mortgaged Premises be sold as separate tracts or units in the event of foreclosure.

                                     -48-                          May 24, 1996


     (h) NOTICE AND OPPORTUNITY TO CURE. Lender will provide Borrower with written notice of non-monetary defaults and an opportunity to cure such defaults for thirty (30) days from such notice, provided that in the case of any such default which is susceptible to cure within ninety (90) days but cannot be cured within thirty
          (30) days through the exercise of reasonable diligence, so long as Borrower commences such cure within thirty (30) days, such default remains susceptible to cure within ninety (90) days and Borrower diligently pursues such cure, such default shall not constitute an event of default under the Loan documents.

     (i) SURVEILLANCE FEES. Borrower will pay the surveillance fees of the Rating Agencies for so long as the Loan or (if interests therein are rated) the Mezzanine Loan is outstanding.

     (j) APPLICATION OF EXCESS CASH FLOW UPON DEFAULT. If (i) an event of default under the Loan has occurred and shall be continuing or (ii) the Loan DSCR shall be less than 1.20, all Excess Cash Flow will be retained in Lender's cash collateral account and may be applied to payment of amounts due under the Loan at Lender's discretion. Notwithstanding the foregoing, Lender's rights upon a default will terminate if such default is cured and Lender's rights upon a decline in Loan DSCR will terminate in the event that the Loan DSCR shall increase to 1.45 for four successive calendar quarters.

     (k) ACCEPTANCE OF BIG SIX" ACCOUNTING FIRM. Lender agrees that it will accept any "Big Six" accounting firm chosen by Borrower as the accounting firm to deliver and/or perform all accountants' certifications or audits required under the Loan Documents, Mezzanine Loan Documents or Credit Facility or requested by Lender pursuant to this commitment.

     (l) AMENDMENTS. The applicable documents shall contain provisions regarding the adjustments of and amendments to the Loan, the Mezzanine Loan, the Preferred Equity and related documents, and the returns of proceeds, provided for in this Commitment.

     (m) VOTING RIGHTS. No Certificates owned by Borrower, Prime Retail or any affiliate shall have any voting rights.

     (n) SECURITIZATION EXPENSES. The Loan Documents shall permit Lender to withdraw funds for payment of the reasonable expenses of the Securitization (as approved by Borrowers, acting reasonably) and the Preferred Equity issuance from funds available in the Lockbox prior to any disbursement of funds to Borrower or any affiliate if Borrower has not paid such expenses within 30 days after notice.

                                     -49-                          May 24, 1996


8. OBLIGATION TO CLOSE. Lender's obligation to disburse the Loan and the Mezzanine Loan and the Preferred Equity and to enter into the Credit Facility is contingent upon the following:

     (a) COMPLIANCE. Each condition of this Commitment has been satisfied in a manner acceptable to Lender.

     (b) DAMAGE OR DESTRUCTION. If the Mortgaged Premises shall have suffered any damage or destruction affecting more than twenty percent (20%) of the net rentable floor space of such Mortgaged Premises, Lender may cancel this Commitment with respect to such Mortgaged Premises and reduce the principal amount of the Loan by the applicable Allocated Amount unless the damaged or destroyed portion of the Mortgaged Premises has been restored or replaced in a manner acceptable to Lender.

     (c) MATERIAL ADVERSE CHANGE. If there is a change affecting any Borrower or Prime Retail which would materially adversely effect the ability of such Borrower or Prime Retail to perform its obligations under the Loan, the Mezzanine Loan or the Credit Facility, as applicable, or a change that would materially, adversely, affect the value of any Mortgaged Premises as collateral for the Loan, Lender may cancel this Commitment with respect to such Borrower or Mortgaged Premises, and reduce the principal amount of the Loan by the applicable Allocated Amount or, if such material adverse change affects Prime Retail or affects more than three (3) Mortgaged Premises, cancel this Commitment.

     (d) DUE DILIGENCE INVESTIGATION. This commitment is subject to the satisfactory completion by Lender of its due diligence investigation of the Mortgaged Premises, the Borrowers and Prime Retail.

     (e) CLOSING DATE. "CLOSING DATE" shall mean the date upon which the Loan and the Mezzanine Loan and related transactions close and the Credit Facility is established, which will be July 1, 1996 or as soon thereafter as all conditions herein are met to Lender's satisfaction and a closing is practicable. The parties agree to cooperate in good faith to meet such timing; provided that the foregoing shall not be deemed in any way to diminish Lender's conditions and approval rights hereunder.

     (f) ADDITIONAL FINANCING. The Mortgaged Premises shall not be encumbered by any superior or subordinate mortgages.

     (g) INSPECTION. Disbursement of the Loan and the Mezzanine Loan is subject to a satisfactory on-site inspection of the Mortgaged Premises by a representative of Lender. Lender will cause such inspections to be performed by July 1, 1996 and Borrowers shall cooperate with and facilitate such inspections.

                                     -50-                          May 24, 1996

     (h) SIMULTANEOUS CLOSING. The Loan and the Mezzanine Loan must close, and the Credit Facility must be established, simultaneously.

9. GOVERNING LAW. The rights and obligations of the parties with respect to this commitment issued by Lender shall be determined in accordance with the laws of the State of New York.

10. MORTGAGE/DEED OF TRUST. As used herein, Mortgage shall also mean Deed of Trust or Deed to Secure Debt, as applicable, Borrower shall also mean Trustor, and Mortgaged Premises shall also mean Premises encumbered by a Deed of Trust or Deed to secure Debt in favor of Lender.

11. PROHIBITION AGAINST ASSIGNMENT OF LOAN COMMITMENT. Neither this Commitment nor any rights hereunder are assignable by Borrowers or by Prime Retail or Manager. Neither this Commitment nor any rights hereunder are assignable by Lender except to an affiliate of Lender. No change in the terms and conditions of this Commitment may be made unless in writing and signed by the parties.

12. LOAN COMMISSION. Lender shall not be obligated to pay any loan commissions in connection with the Loan, the Mezzanine Loan or the Credit Facility, or the application therefor.

13. CLOSING COSTS. Whether or not the Loan, the Mezzanine Loan, the Securitization or the Credit Facility closes, Borrowers shall pay all of Lender's closing costs, title insurance premiums and charges, survey costs, market study costs, recording fees and taxes, attorneys' fees and expenses, accountants fees and expenses, consultants fees and expenses, fees and expenses of third party due diligence contractors, trustee and servicer fees and expenses, Rating Agencies fees and expenses and all other expenses in connection with the preparation and closing of this letter, the Loan, the Mezzanine Loan, the Securitization and the Credit Facility.

14. COMMITMENT FEES. Borrowers will pay Lender commitment fees equal to the sum of (a) one and quarter percent (1 1/4%) of the initial principal amount of the Net Loan plus (b) five eighths of one percent (5/8%) of the initial amount of the Expansion Escrow plus (c) two percent (2%) of the initial principal balance of the Mezzanine Loan Prime Retail elects to have more than 75% of the fair market value of the Junior Certificates financed under the Repurchase Agreement or one and one half percent (1 &1/2%) of the initial principal balance of the Mezzanine Loan if Prime Retail elects to have only 75% of the Mezzanine Loan fair market value financed under the Repurchase Agreement, plus
     (d) three percent (3%) of the initial amount of Preferred Equity if issued in a Sub-Mezzanine Issuance or two and one half percent (2.5%) of the initial amount of Preferred Equity if issued in a Mezzanine Substitute Issuance (together, the "COMMITMENT FEE"). Payment of the Commitment Fee shall be made (i) upon execution of this Commitment, in the amount of $250,000, (ii) on June 1, 1996 in an

                                        -51-                        May 24, 1996

     additional $250,000, (iii) on June 15, 1996 in the amount of $500,000, (iv) on the Closing Date, the remainder of the Commitment Fee relating to the Loan, Mezzanine Loan and Credit Facility, and (v) on the date of issuance of the Preferred Equity, the fee with respect to the Preferred Equity. The failure of Borrowers to pay when due any portion of the Commitment Fee shall be a breach of this commitment. Borrowers acknowledge that the Commitment Fee is in consideration of the issuance of a Loan commitment by Lender to Borrowers which, under commercial practice, is recognized to have value. Should the Loan or Mezzanine Loan not be disbursed for any reason, Lender will retain the Commitment Fee as additional consideration for the issuance of the Commitment, and as liquidated damages, since actual damages from such breach would be difficult to compute; PROVIDED, HOWEVER, that Borrowers shall remain liable for all costs described in Paragraph 13 of this Part E. In addition, at the time of any termination of this Commitment by Lender or Borrower, to the extent Lender has not yet received the full Commitment Fee, Borrower shall immediately pay Lender an amount equal to the sum of
     (i) the one and one quarter percent Commitment Fee based on a Net Loan amount of $226,500,000 and (ii) the two percent Commitment Fee based on a Mezzanine Loan amount of $33,500,000, less any portion of the Commitment Fee previously paid. For this purpose it shall be deemed a termination of this Commitment by Borrower if the Loan or Mezzanine Loan has not closed by July 15, 1996; provided, however that if Borrower is using its best efforts to proceed toward a closing, Lender shall extend such deemed termination date for such period as Borrower shall continue to use such best efforts to proceed toward a closing, but not to later than August 15, 1996, and upon such deemed termination the Commitment Fee shall be payable as provided in the preceding sentence.

     Solely during the period commencing on the date of this Commitment and terminating at 5:00 p.m. New York time on May 31, 1996 (the "Matching Commitment Period"), Prime Retail and the Borrower may seek to obtain solely from Nomura Asset Capital Corporation ("NOMURA") a financing of the Mortgaged Premises and securitization of such financing. Any such financing and Securitization may be obtained only from Nomura and may be obtained only on substantially the same terms (including without limitation the terms of the Loan (including without limitation LIBOR financing), the Mezzanine Loan, the Securitization and the Credit Facility) as the financing and securitization described in this Commitment (a "NOMURA MATCHING COMMITMENT"). Breach of the two preceding sentences shall be deemed a termination of this Commitment. Borrower shall be required to elect by written notice to Lender by not later than 5:30 p.m. New York time on May 31, 1996 either to accept this Commitment or to terminate this Commitment. In the event that by such date and time Borrower has not given Lender written notice accepting this Commitment, this Commitment shall terminate, and Lender shall be entitled to retain its $250,000 initial Commitment Fee.

                                     -52-                          May 24, 1996

15. NO UNDERWRITING FEE. Borrowers shall not be required to pay any underwriting or placement agency fee to Lender or any affiliate thereof in connection with the offering and sale of the Certificates, the Mezzanine Loan or the Preferred Equity.

16. LIABILITY AND EXCULPATORY CONDITIONS. Lender will agree that, subject to certain customary exceptions to be determined by Lender (e.g., fraud, hazardous substances, misapplication of rents, insurance proceeds or condemnation awards, damage to Mortgaged Premises caused by Borrower's gross negligence or willful misconduct), in the event of a default under any of the instruments evidencing or securing the Loan or the Mezzanine Loan, Lender shall look solely to the Mortgaged Premises and the security given with respect to the Mezzanine Loan as security for Borrowers' obligations under the Loan and Mezzanine Loan and not to any partners of Borrower; provided that the Repurchase Agreement and the provisions of this letter relating thereto shall be full recourse to Prime Retail and Prime Retail Inc., solely in its capacity as general partner of Prime Retail.

17. LATE PAYMENT PENALTY. The Note and any note or other Mezzanine Loan Documents evidencing the Mezzanine Loan shall include language providing that any payment not made within five (5) days of the due date shall be subject to a late payment charge equal to four percent (4%) of the monthly payment due. This late payment charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. All late charges shall accrue to the benefit of Lender. Notwithstanding the above, should any payment not be made when due, then the entire principal sum of the Loan or the Mezzanine Loan, as applicable, with accrued interest and late payment charges, shall, at the election of Lender, become due and payable.
     In addition, if an event of default shall have occurred and be continuing the entire amount of the Loan shall bear interest at a rate of three percent (3%) more than the Initial Interest Rate or the Increased Interest Rate, as applicable, or, in either case, the applicable usury limit, whichever is less. Any rate payment charges or any other charges under the Loan that are in EXCESS of the applicable usury rate will be deemed to be penalty-free prepayments of principal.

18. COMMITMENT EXPIRATION. This Commitment will remain open for acceptance until May 24, 1996. Acceptance shall be indicated by your signing the enclosed copy of this commitment and returning it to Lender, to the attention of Ms. Greta Guggenheim, together with the initial portion of the Commitment Fee, time being of the essence.

19. ACKNOWLEDGMENT OF BORROWER AND PRIME RETAIL. Borrower and Prime Retail acknowledge that Lender is not a fiduciary to Borrower, Prime Retail or its affiliates, and Prime Retail has determined to enter into this Commitment based on its independent judgment and advice.

20. CONFIDENTIALITY. Prime Retail and Borrower will keep the terms of this letter and the transactions described herein confidential from any third parties, except (i) as required

                                      -53-                         May 24, 1996

     by law, (ii) in connection with its permitted actions under the second paragraph of Paragraph 14 of this Part E and (iii) to the extent necessary to describe the basic economic terms hereof (other than the risk sharing arrangements set forth in Paragraph 9 hereof and such other information as Lender reasonably requests be kept confidential, except to the extent required to be disclosed by securities laws) in any registration statement, offering document or press release issued by Prime Retail.

21. PRIME RETAIL OBLIGATIONS. All obligations of Borrowers under this Commitment are also obligations of Prime Retail; provided that such obligations of Prime Retail (other than those in Paragraph 23 below and Paragraph 14 of Part B) will terminate following the Securitization Closing Date.

22. LENDER SUCCESSORS AND ASSIGNS. All references to Lender in the context of actions of Lender to be taken under the Loan or Mezzanine Loan shall be deemed to include Lender's successors and assigns as holders of the Loan or Mezzanine Loan, as applicable, including any trustee or servicer for the Certificates.

23. INDEMNITY. Prime Retail and Borrower will indemnify and hold harmless Lender, its parent companies and affiliates, and their respective officers, employees, agents, counsel and controlling persons (each an "Indemnified Party") from and against any and all losses, claims, damages, liabilities and expenses, joint or several ("Losses"), to which any Indemnified Party may become subject in connection with, arising out of or relating to third party claims arising out of or relating to (i) any misstatement or omission or alleged misstatement or omission in any prospectus, private placement memorandum relating to the Certificates or (ii) this Commitment and any transactions contemplated thereby (other than, in the case of clause (i) any misstatement or omission that was made therein or omitted therefrom in reliance upon and in conformity with information that was provided by a person other than Borrower or Prime Retail or any of their affiliates or agents and was not delivered or approved by any of the foregoing) and in the case of clause (ii), any Losses that are finally adjudicated to be caused by the gross negligence or willful misconduct of Lender.

                                       -54-                      May 24, 1996


24. DEFINITION REGARDING DOWNGRADING. All references herein to a downgrading or qualification of the ratings of the Certificates shall be construed to refer to a downgrading or qualification of their initial ratings.


                                              Very truly yours,

                                              CS FIRST BOSTON MORTGAGE
                                              CAPITAL CORP.


                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


Agreed and accepted this ___ day of
May, 1996.

PRIME RETAIL, L.P.

By:  Prime Retail, Inc., general partner

By:
   ------------------------------
   Name:
   Title: